EXHIBIT 10.1

LOAN AND SECURITY AGREEMENT-INVENTORY

among
SILVERLEAF RESORTS, INC.
(as Borrower)

and

THE PARTIES WHICH HEREAFTER EXECUTE THIS AGREEMENT OR A JOINDER AGREEMENT
(as Lenders)

and

WELLS FARGO FOOTHILL, INC.
(as Lender and Facility and Collateral Agent)

As of December 16 , 2005

LOAN AND SECURITY AGREEMENT-INVENTORY

THIS LOAN AND SECURITY AGREEMENT-INVENTORY, dated as of December 16, 2005, entered into by and among SILVERLEAF RESORTS, INC., a Texas corporation, having an address of 1221 River Bend Drive, Suite 120, Dallas, Texas 75247 (as “Borrower”), the parties, including WELLS FARGO FOOTHILL, INC., a corporation established under the laws of the State of California, having an office and place of business at 13727 Noel Road, Suite 1020, Dallas, Texas 75240 which execute and deliver this Agreement or a joinder agreement to this Agreement in their respective capacities as Lenders hereunder (collectively, the “Lenders” and each individually a “Lender”) and WELLS FARGO FOOTHILL, INC. as facility agent and collateral agent (“Agent”).

W  I  T  N  E  S  S  E  T  H:

WHEREAS, Borrower is engaged in the business of acquiring, constructing, developing, owning, managing, selling and otherwise dealing with Intervals at the Resorts (as each such term is hereafter defined); and

WHEREAS, in connection with the Loans to be made by Lenders pursuant to this Agreement, Agent has agreed to act as facility agent and collateral agent for the other Lenders and to perform such duties with respect to the Loans as are expressly set forth herein;

WHEREAS, Lenders, subject to the terms and conditions of this Loan and Security Agreement-Inventory, have agreed to provide to Borrower, for the purpose of providing liquidity in connection with Borrower’s ownership and sale of Intervals, a loan in the amount of the Commitment.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are acknowledged, the parties to this Agreement, intending to be legally bound, agree as follows:

SECTION 1 -- DEFINITION OF TERMS

1.1    Capitalized terms used in this Agreement are defined in this Section 1.1. The definitions include the singular and plural forms of the terms defined.

Account. Shall mean an “account,” as that term is defined in the Code, and any and all supporting obligations in respect thereof.

ACH Transactions. Any cash management or related services (including the Automated Clearing House processing of electronic funds transfers through the direct Federal Reserve Fedline system) provided by a Bank Product Provider for the account of Borrower or its Subsidiaries.

Additional Credit Facility. The term “Additional Credit Facility” shall mean that certain $50,000,000 credit facility provided by WFF to Borrower pursuant to that certain Loan and Security Agreement-Receivables dated December 16, 2005 by and between Borrower and WFF and as may hereafter be further amended from time to time (the “Additional Credit Loan Agreement”).”

Additional Eligible Resorts or Additional Eligible Resort. The terms “Additional Eligible Resorts” and “Additional Eligible Resort” shall have the meanings ascribed to such terms in Section 3.4 hereof.

Advance. A portion of the proceeds of the Loans advanced from time to time by Lenders to Borrower in accordance with the terms of this Agreement.

Affiliate. Shall mean, with respect to Borrower or any other Person, any Person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of stock, by contract, or otherwise; provided, however, that, in any event: (a) any Person which owns directly or indirectly 10% or more of the securities having ordinary voting power for the election of directors or other members of the governing body of a Person or 10% or more of the partnership or other ownership interests of a Person (other than as a limited partner of such Person) shall be deemed to control such Person, (b) each director (or comparable manager) of a Person shall be deemed to be an Affiliate of such Person, and (c) each partnership or joint venture in which a Person is a partner or joint venturer shall be deemed to be an Affiliate of such Person.

Agreement. This Loan and Security Agreement-Inventory by and among Borrower, Agent and each Lender which executes this Agreement (including the Exhibits and Schedules to it) or a joinder agreement hereto, as it may be amended from time to time.

Annual Operating Plan. Borrower’s financial and business projections for its operations for the upcoming fiscal twelve (12) month period inclusive of a budget and which shall represent Borrower’s good faith best estimate of its future performance for the period covered thereby.

Applicable Laws. Shall mean all applicable laws, rules, regulations and orders of any Governmental Authority, including without limitation Credit Protection Laws, the Fair Labor Standards Act and the Americans With Disabilities Act.

Availability. Shall mean, as of any date of determination, if such date is a Business Day, and determined at the close of business on the immediately preceding Business Day, if such date of determination is not a Business Day, the amount that Borrower is entitled to borrow as Advances under Section 2.1 (after giving effect to all then outstanding Obligations and Bank Product Reserves to the extent applicable hereunder).

Bank Product. Shall mean any financial accommodation extended to Borrower or its Subsidiaries by any Bank Product Provider (other than pursuant to this Agreement) including: (a) credit cards, (b) credit card processing services, (c) debit cards, (d) purchase cards, (e) ACH Transactions, (f) cash management, including controlled disbursement, accounts or services, or (g) transactions under Hedging Agreements.

Bank Product Agreements. Shall mean those certain agreements entered into from time to time by Borrower or its Subsidiaries with a Bank Product Provider in connection with the obtaining of any of the Bank Products.

Bank Product Obligations. Shall mean all obligations, liabilities, contingent reimbursement obligations, fees, and expenses owing by Borrower or its Subsidiaries to any Bank Product Provider pursuant to or evidenced by the Bank Product Agreements and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising.

Bank Product Provider. Shall mean Wells Fargo or any of its affiliated entities.

Bank Product Reserves. Shall mean, as of any date of determination, the amount of reserves that Agent has established (based upon the relevant Bank Product Providers’ reasonable determination of the credit exposure in respect of then extant Bank Products) for Bank Products then provided or outstanding.

Borrowing Base Report. Shall mean the periodic report prepared for and delivered to Agent showing the detailed calculations showing the Loan to Retail Value Ratio in the form of Exhibit A, attached hereto which report, from time to time shall be signed by Harry J. White or Lois Hileman or such other Person designated in writing by Borrower to Agent.

Business Day. Each day that is not a Saturday, a Sunday or a legal holiday under the laws of the States of Texas or California.

Capital Lease. Shall mean a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

 CapitalSource Finance Facility. The term “CapitalSource Finance Facility” shall mean that certain credit facility provided by CapitalSource Finance, LLC to Borrower pursuant to the documents listed on Schedule 1.1 (d)(i) hereto (the “CSF Documents).

Closing Date. The date of this Agreement.

Code. Shall mean the Uniform Commercial Code (or any successor statute), as in effect from time to time, of the State of California or of any other state the laws of which are required as a result thereof to be applied in connection with the issue of perfection or the effect of perfection of security interests; provided that to the extent that the Code is used to define any term herein or in any other Loan Documents and such term is defined differently in different Articles or divisions of the Code, the definition of such term contained in Article 9 shall govern.

Collateral. Collectively, all now owned or hereafter acquired right, title and interest of Borrower, in all of the following:

(i)  the Inventory;

(ii)  Documents, instruments, Accounts, chattel paper, and general intangibles relating to the Inventory;

(iii)  Pledged Notes Receivable and all proceeds of or from them under the Additional Credit Facility;

(iv)  the mortgages securing such Pledged Notes Receivable and all proceeds of or from them under the Additional Credit Facility;

(v)  Documents, instruments, Accounts, chattel paper, and general intangibles relating to the Pledged Notes Receivable, (including any relating to the Ineligible Note Portfolio) and the mortgages securing such Pledged Notes Receivable under the Additional Credit Facility;

(vi)  all other collateral not referenced above under the Additional Credit Facility;

(vii)  all books, records, reports, computer tapes, disks and software relating to the Collateral; and

(viii)  all extensions, additions, improvements, betterments, renewals, substitutions and replacements of, for or to any of the Collateral, wherever located, together with the products, proceeds, issues, rents and profits thereof, and any replacements, additions or accessions thereto or substitutions thereof.”

Commitment. The term “Commitment” shall refer singly to the obligation of each Lender to make a Loan or Loans to Borrower in an aggregate amount not to exceed the Pro Rata Percentage for each Lender of each Advance and collectively to all Loans to be made by all Lenders as provided herein. The Commitment as of the Closing Date is $15,000,000 in the aggregate outstanding at any time during the Term of this Agreement, and may from time to time be increased or decreased by Agent and Lenders upon written a written agreement setting forth the terms and conditions of any increase or decrease by and between Agent, Lenders and Borrower.

Common Elements. All common elements, including but not limited to any limited common elements, as each such common element is defined or provided for in the Declaration or other Timeshare Documents.

Daily Balance. Shall mean, with respect to each day during the term of this Agreement, the amount of an Obligation owed at the end of such day.

Debtor Relief Laws. Any applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, insolvency, reorganization or similar law, proceeding or device providing for the relief of debtors from time to time in effect and generally affecting the rights of creditors.

Declaration or Declarations. With respect to each Resort, the applicable Declaration or Declarations described on Schedule 1.1(c) attached hereto.

Declarant Rights. Shall mean the rights of the declarant in the Declaration for each Resort.

Default. An event or condition the occurrence of which immediately is or, with a lapse of time or the giving or notice or both, becomes an Event of Default.

Default Rate. Upon the occurrence and during the continuation of an Event of Default (and at the election of Agent), all Obligations (except for Bank Product Obligations) that are due under the Loan shall bear interest on the Daily Balance thereof at a per annum rate equal to the Interest Rate plus four percent (4%) per annum; provided, however, that the Default Rate shall in no event exceed the highest interest rate permitted to be charged under applicable usury laws.

Designated Account. Shall mean account number 32900165597 of Borrower maintained with Borrower’s Designated Account Bank, or such other deposit account of Borrower (located within the United States) that has been designated as such, in writing, by Borrower to Agent.

Designated Account Bank. Shall mean JP Morgan Chase Bank, ABA Number113000609.

Disbursement Letter. Shall mean an instructional letter executed and delivered by Borrower to Agent regarding the extensions of credit to be made on the Closing Date, the form and substance of which is satisfactory to Agent.

Division or Commission. The governmental authority of each state in which a Resort is located, having jurisdiction over the establishment and operation of the Resort in question and the sale of Intervals at such Resort.

EBITDA. The term EBITDA means, with respect to any Person for any period, (a) the sum of (i) net income (but excluding any extraordinary gains or losses or any gains or losses from the sale or disposition of assets other than in the ordinary course of business), (ii) interest expense, (iii) depreciation and amortization and other non-cash items properly deducted in determining net income, and (iv) federal, state and local income taxes, in each case for such Person for such period, computed and calculated in accordance with GAAP minus (b) non-cash items properly added in determining net income, in each case for the corresponding period.

Environmental Laws. Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time (“CERCLA”), the Resource Conservation and Recovery Act of 1976, as amended from time to time (“RCRA”), the Superfund Amendments and Reauthorization Act of 1986, as amended, the federal Clean Air Act, the federal Clean Water Act, the federal Safe Drinking Water Act, the federal Toxic Substances Control Act, the federal Hazardous Materials Transportation Act, the federal Emergency Planning and Community Right to Know Act of 1986, the federal Endangered Species Act, the federal Occupational Safety and Health Act of 1970, the federal Water Pollution Control Act, all state and local environmental laws, rules and regulations of each state in which a Resort is located, as all of the foregoing legislation may be amended from time to time, and any regulations promulgated pursuant to the foregoing; together with any similar local, state or federal laws, rules, ordinances or regulations either in existence as of the date hereof, or enacted or promulgated after the date of this Agreement, that concern the management, control, storage, discharge, treatment, containment, removal and/or transport of Hazardous Materials or other substances that are or may become a threat to public health or the environment; together with any common law theory involving Hazardous Materials or substances which are (or alleged to be) hazardous to human health or the environment, based on nuisance, trespass, negligence, strict liability or other tortious conduct, or any other federal, state or local statute, regulation, rule, policy, or determination pertaining to health, hygiene, the environment or environmental conditions.

Environmental Indemnification Agreement. The term “Environmental Indemnification Agreement” shall mean the Environmental Indemnification Agreement made by Borrower to Agent pursuant to this Loan Agreement, as the same may be amended from time to time.

Event of Default. Defined in Section 8.1 of this Agreement.

Fee Letter.  Shall mean that certain fee letter, dated as of even date herewith, between Borrower and Agent, in form and substance satisfactory to Agent.

Final Maturity Date. The term Final Maturity Date shall mean December 31, 2010.

Financial Statements. The tax returns and balance sheets and statements of income and expense of the Borrower, and the related notes and schedules delivered by Borrower to Agent prior to the Closing Date and provided for in Section 4.5(c)(xvii) of this Agreement; and the quarterly, annual and other periodic financial statements and reports required to be provided to Agent pursuant to Section 7.1(h).

GAAP. Generally accepted accounting principles, applied on a consistent basis, as described in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board which are applicable in the circumstances as of the date in question.

Governmental Authority. Shall mean any federal, state, local, or other governmental or administrative body, instrumentality, department, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

Hazardous Materials. “Hazardous substances,” “hazardous waste” or “hazardous constituents,” “toxic substances”, or “solid waste”, as defined in the Environmental Laws, and any other contaminant or any material, waste or substance which is petroleum or petroleum based, asbestos, polychlorinated biphenyls, flammable explosives, or radioactive materials.

Hedging Agreement. Any and all transactions, agreements, or documents now existing or hereafter entered into between Borrower or its Subsidiaries and a Bank Product Provider, which provide for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging Borrower’s or its Subsidiaries’ exposure to fluctuations in interest or exchange rates, loan, credit exchange, security or currency valuations or commodity prices.

IRC. Shall mean the Internal Revenue Code of 1986, as in effect from time to time.

IRS. Shall mean the Internal Revenue Service of the United States of America.

Indebtedness. (a) all obligations for borrowed money, (b) all obligations evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, interest rate swaps, or other financial products, (c) all obligations under Capital Leases, (d) all obligations or liabilities of others secured by a Lien on any asset a Person or its Subsidiaries, irrespective of whether such obligation or liability is assumed, (e) all obligations for the deferred purchase price of assets (other than trade debt incurred in the ordinary course of business and repayable in accordance with customary trade practices), (f) all obligations owing under Hedging Agreements, and (g) any obligation of Borrower or its Subsidiaries guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse) any obligation of any other Person that constitutes Indebtedness under any of clauses (a) through (f) above.

Interest Rate. The Interest Rate on the Inventory Loan Note a variable rate, adjusted as of each day of each calendar month, equal to the sum of the Lender Reference Rate plus two percent (2.00%) per annum, with interest being computed in arrears on the basis of actual days elapsed over a year of 360 days, but in no event shall the rate of interest at any time during the Term be less than six (6.00%) percent.

Interval. With respect to each Resort the undivided fractional fee interval ownership interest as a tenant-in-common (sometimes referred to in the Timeshare Documents as a vacation ownership interest, condoshare interest, or condoshare week) in a Unit sold to a Purchaser by delivery of a deed for a time-share period per calendar year (or, in the case of a biennial use period, per alternate calendar year) of one week (as defined in the Declaration), together with all appurtenant rights and interests, including, without limitation, appurtenant rights to use Common Elements, and easement, license, access and use rights in and to all Resort facilities and amenities (as described in the Declaration), all as more particularly described in the Declaration or other Timeshare Documents. Notwithstanding the foregoing, the term “Interval” shall also include, with respect to the Oak N’ Spruce Resort only, the beneficial interest in the entity which owns each of the Units at the Oak N’ Spruce Resort, as evidenced by the delivery to the Purchaser of any such beneficial interest of a certificate of beneficial interest for a timeshare period per calendar year (or, in the case of biennial use period, per alternate calendar year) of one week (as defined in the Oak N’ Spruce Resort Declaration), together with all pertinent rights and interests, including, without limitation, a pertinent right to use Common Elements, and easements, license, access and use rights in and to all Oak N’ Spruce Resort facilities and amenities, all as more particularly described in the Declaration or other Timeshare Documents for the Oak N’ Spruce Resort.

Interval Release Threshold. The term “Interval Release Threshold” shall mean 1.11 times the Required Retail Value of the Inventory. By way of example only, if the Required Retail Value of the Inventory is $100,000,000, the Inventory Release Threshold will be $111,000,000.

Inventory. The term “Inventory” shall mean the Intervals from Eligible Resorts, fee title to which is held by the Borrower and on which Agent is granted a first mortgage lien to secure the Loan.

Lender. Shall have the meaning set forth in the preamble to this Agreement, and shall include any other Person made a party to this Agreement in accordance with the provisions of Section 10.9.

Lender Expenses. All (a) costs or expenses (including taxes, and insurance premiums) required to be paid by Borrower or its Subsidiaries under any of the Loan Documents that are paid or incurred by Agent or any Lender, (b) fees or charges paid or incurred by Agent or any Lender in connection with the Borrower and its Subsidiaries, including, fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, litigation, bankruptcy and UCC searches), filing, recording, publication, appraisal (including periodic Collateral appraisals or business valuations to the extent of the fees and charges (and up to the amount of any limitation) contained in this Agreement), (c) costs and expenses incurred by Agent or any Lender in the disbursement of funds to Borrower (by wire transfer or otherwise), (d) charges paid or incurred by Agent or any Lender resulting from the dishonor of checks relating to the Borrower or associated with the Collateral, (e) reasonable costs and expenses paid or incurred by the Agent or any Lender to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, (f) audit fees and expenses of Agent or any Lender related to audit examinations of the Books to the extent of the fees and charges (and up to the amount of any limitation) contained in this Agreement, (g) reasonable costs and expenses of third party claims or any other suit paid or incurred by the Agent or any Lender in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or the Agent or any Lender’s relationship with Borrower, (h) Agent and each Lender’s and Participant’s reasonable fees and expenses (including attorneys fees) incurred in advising, structuring, drafting, reviewing, administering, or amending the Loan Documents, (i) Agent and each Lender’s and Participant’s reasonable fees and expenses (including attorneys fees) incurred in terminating, enforcing (including attorneys fees and expenses incurred in connection with a “workout,” a “restructuring,” or an Insolvency Proceeding concerning Borrower or its Subsidiaries or in exercising rights or remedies under the Loan Documents), or defending the Loan Documents, irrespective of whether suit is brought, or in taking any Remedial Action concerning the Collateral and (j) a $1,500 fee to WFF to cover WFF’s marketing and advertising costs with respect to this Agreement and the Loan Documents.

Lender Reference Rate. The rate of interest announced, from time to time, within Wells Fargo at its principal office in San Francisco as its “prime rate”, with the understanding that the “prime rate” is one of Wells Fargo’s base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publication or publications as Wells Fargo may designate. The Lender Reference Rate on the Closing Date is 7.25%.

Lender-Related Person. Shall mean any Lender affiliated entity, and the officers, directors, employees, and agents of a Lender.

Lien. Any interest in property securing an obligation owed to, or claim by, a Person other than the owner of such property, whether such interest arises in equity or is based on the common law, statute, or contract.

Loan or Inventory Loan. The term “Loan” or “Inventory Loan” means, as the context requires, singly each Advance and collectively all Advances made by Lenders to Borrower under or pursuant to this Agreement.

Loan Documents. Collectively, this Agreement and the following documents and instruments listed below as such agreements, documents, instruments or certificates may be amended, renewed, extended, restated or supplemented from time to time.

This Agreement
The Inventory Loan Note
The Fee Letter
The Environmental Indemnification Agreement
Borrower’s Certificate and Request for Advance

Loan Year. The period from the Closing Date through the last day of the next full twelve (12) calendar month period and each twelve (12) calendar month period thereafter.

Loan to Retail Value Ratio. The term “Loan to Retail Value Ratio” shall mean the ratio of the outstanding principal balance of the Loan, from time to time, to the Retail Value of the Inventory. The “Loan to Retail Value Ratio” shall be 15%.

Mandatory Prepayment. Any prepayment required by Section 2.4(b) of this Agreement.

Material Adverse Change. Shall mean (a) a material adverse change in the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of Borrower, taken as a whole, (b) a material impairment of the ability of Borrower to perform its obligations under the Loan Documents or of the Agent’s ability to enforce the Obligations or realize upon the Collateral, or (c) any impairment of the enforceability or priority of the Agent’s Liens with respect to the Collateral.

Marketing and Sales Expenses. Shall mean all promotion, lead generation, sales commissions and all other marketing expenses incurred or paid by Borrower pursuant to any marketing agreements or otherwise.

Mortgage or Mortgages. A properly recorded, first priority mortgage, deed of trust, deed to secure debt, assignment of beneficial interest or other security instrument, as applicable, in the forms attached hereto as Exhibit B (with such changes as may be necessary to comply with the law of the state in which the Inventory in question is located) executed and delivered by Borrower to Agent encumbering all of the right, title and interest of the Borrower in the Inventory and related or appurtenant easement, access and use rights and benefits.

Note. The Inventory Loan Note.

Note Receivable. A promissory note executed in favor of Borrower in connection with a Purchaser’s acquisition of an Interval.

Obligations. All Indebtedness due Agent, any Lender or any Affiliate of a Lender, all Bank Product Obligations (including any amounts due and payable to any Bank Product Provider in respect of Bank Products), all amounts due or becoming due to Agent or any Lender in respect of the Loan under any of the Loan Documents, including principal, interest, prepayment premiums, contributions, taxes, insurance, loan charges, custodial fees, attorneys’ and paralegals’ fees and expenses and other fees (including the fees provided for in the Fee Letter) or expenses incurred by Agent or any Lender or advanced to or on behalf of Borrower by Agent or any Lender pursuant to any of the Loan Documents, and the prompt and complete payment and performance by the Borrower of all obligations, indebtedness and liabilities pursuant to this Agreement or any of the Loan Documents or otherwise.

Operating Contract or Operating Contracts. As defined in Section 6.20.

Other Items; Such other agreements, documents, instruments, certificates and materials as Agent may request to evidence the Obligations; to evidence and perfect the rights and Liens and security interests of the Agent contemplated by the Loan Documents, and to effectuate the transactions contemplated herein, as such agreements, documents, instruments or certificates may be hereafter amended, renewed, extended, restated or supplemented from time to time.

Participant. Participant shall mean, singly and collectively, any bank or other entity, which is indirectly or directly funding to or through WFF with respect to the Loan, in whole or in part, including, without limitation, any direct or indirect assignee of WFF in the Loan.

Permitted Discretion. A determination made in the exercise of reasonable (from the perspective of a secured asset-based lender in the same or similar circumstances) business judgment.

Person. An individual, partnership, corporation, limited liability company, trust, unincorporated organization, other entity, or a government or agency or political subdivision thereof.

Pledged Note Receivable. Any Note Receivable which at any time has been pledged to Agent on behalf of Lenders by Borrower pursuant to the Additional Credit Facility or any of the Loan Documents, including any ineligible Note Receivable under the Additional Credit Facility.

Property or Properties. Any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible.

Pro Rata Percentage. The applicable percentage of the Loan that each Lender has agreed to make to Borrower pursuant to this Agreement as set forth in Schedule 1.0 hereto, as such percentage may from time to time be amended by Agent and the applicable Lender.

Purchase Price. The total purchase price of a timeshare Interval relating to the sale by the Borrower to a Purchaser of an Interval comprising a part of the Inventory.

Purchaser. Any Person who purchases one or more Intervals.

Release Price. The term “Release Price” shall have the meaning ascribed to such term in Section 2.1(b)hereof.

Required Retail Value. The term “Required Retail Value” shall mean the aggregate Retail Value of the Inventory, such that the ratio of the outstanding balance of the Loan, from time to time, to the aggregate Retail Value of the Inventory does not exceed the Loan to Retail Value Ratio. By way of example, if the outstanding principal balance of the Loan is $15,000,000, the Required Retail Value of the Inventory will be $100,000,000.00.

Resort or Resorts (also “Eligible Resort” or “Eligible Resorts”). Individually and collectively, as applicable, each or all of the interval ownership and time-share projects consisting of: (i) (A) Holly Lake Ranch, Hawkins, Texas; (B) Piney Shores Resort, Conroe, Texas; (C) Lake O’ The Woods, Flint, Texas; (D) Hill Country Resort, Canyon Lake, Texas; (E) Ozark Mountain Resort, Kimberling City, Missouri; (F) Holiday Hills Resort, Branson, Missouri; (G) Fox River Resort, LaSalle County, Illinois; (H) Timber Creek Resort, Jefferson County, Missouri; (I) Oak N’ Spruce Resort, South Lee, Massachusetts; (J) Apple Mountain Resort, Habersham County, Georgia; (K) The Villages, Flint, Texas; (L) Silverleaf’s Seaside Resort, Galveston County, Texas and (M) Orlando Breeze Resort, Davenport, Polk County, Florida (also sometimes individually and collectively referred to herein as the “Existing Resorts”) and (ii) subject to Agent’s prior written approval and satisfaction by the Borrower of the conditions precedent set forth in Sections 3.4 and 4.5 hereof, the Additional Eligible Resorts. The term “Resort” or “Resorts” includes, among other things, the undivided annual or (biennial) timeshare ownership interests (Intervals) in the respective Resorts, and the appurtenant exclusive rights to use Units in one or more buildings or phases and all appurtenant or related properties, amenities, facilities, equipment, appliances, fixtures, easements, licenses, rights and interests, including without limitation, the Common Elements, as established by and more fully defined and described in the respective Declarations, and the other Timeshare Documents.

Resort Finance Facility. The term “Resort Finance Facility” shall mean that certain credit facility provided by Resort Funding, LLC to Borrower pursuant to the documents listed on Schedule 1.1 (d)(ii) hereto (the “RFC Documents).

Retail Value. The term “Retail Value” shall mean the fair market value of the Inventory and each Interval constituting part of the Inventory, as determined by Agent in its sole discretion.

Revolving Loan Period. The period during the Term in which the Borrower may borrow, repay and re-borrow Advances and shall terminate on December 31, 2008.

Revolving Loan Term. Shall mean the period commencing on the Closing Date and ending on December 31, 2008.

Silverleaf Club. Shall mean Silverleaf Club, a Texas non-profit corporation.

Silverleaf Finance II Documents. Shall mean the loan agreement, the developer transfer agreement, the demand notes and all other agreements or documents executed in connection with the TFC Conduit Loan, as each may be amended, restated or otherwise modified from time to time.

SPV. Shall mean any special purpose entity created for the purpose of effecting a securitization of certain of the assets of Borrower.

SPV Assets. Shall mean those assets sold or conveyed by Borrower to the SPV pursuant to the documents created for the securitization transaction.

Subsidiary. Of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of Stock having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

Survey. A plat or survey of the Resort prepared by a licensed surveyor acceptable to Agent and in a form acceptable to Agent.

Tangible Net Worth. Tangible Net Worth means, with respect to any Person, the amount calculated in accordance with GAAP as: (i) the consolidated net worth of such Person and its consolidated subsidiaries, minus (ii) the consolidated intangibles of such Person and its consolidated subsidiaries, including, without limitation, goodwill, trademarks, tradenames, copyrights, patents, patent allocations, licenses and rights in any of the foregoing and other items treated as intangible in accordance with GAAP. Notwithstanding the foregoing, if subsequent to the Closing Date deferred sales are no longer considered an asset under GAAP, Agent agrees, at the request of Borrower, to determine, in its reasonable discretion, whether deferred sales should continue to be considered an asset for purposes of determining Borrower’s Tangible Net Worth.

Term. The period beginning on the Closing Date and ending on the Final Maturity Date.

Textron Financial Facility. The term “Textron Financial Facility” shall mean that certain credit facility provided by Textron Financial Corporation to Borrower pursuant to the documents listed on Schedule 1.1 (d)(iii) hereto (the “TFC Documents).

TFC Conduit Loan. Shall mean that certain loan facility provided by Textron Financial Corporation to SPV in accordance with the terms of the Silverleaf Finance II Documents.

Timeshare Act. Any statute, act, regulation, ordinance, rule or law applicable to the establishment and operation of the Resorts and the sales of the Intervals.

Timeshare Documents. Any registration statement required under any Timeshare Act approving the establishment and operation of the Resorts and the sales of Intervals.

Timeshare Owners’ Association. With respect to each Resort, the applicable not-for-profit corporations described on Schedule 1.1(e).

Total Interest Expense. For any period, the aggregate amount of interest required to be paid or accrued by Borrower and its Subsidiaries during such period on all indebtedness of Borrower and its Subsidiaries outstanding during all or any part of such period, whether such interest was or is required to be reflected as an item of expense or capitalized, including payments consisting of interest in respect of any capitalized lease, or any synthetic lease and including commitment fees, agency fees, facility fees, balance deficiency fees and similar fees or expenses in connection with the borrowing of money.

Transfer Account. The account established by Agent to which all Loans by Lenders will be made.

UCC Financing Statements. The UCC-1 Financing Statements, naming the Borrower as debtor and the Agent as secured party on behalf of Lenders, heretofore or hereafter filed in connection with the Loan and all amendments thereto.

Unit. With respect to each Resort, one living unit in a building incorporated into the Resort pursuant to the Declaration, together with all related or appurtenant interests in services, easements and other rights or benefits, as described and provided for in the Declaration, including but not limited to the right to use the Resort amenities and facilities in accordance with the Timeshare Documents.

Wells Fargo. Wells Fargo Bank, National Association, a national banking association.

WFF. Wells Fargo Foothill, Inc.

SECTION 2 -- THE LOAN

2.1    Revolving Loan, Lending Limits and Making of Loans.

(a)    Revolving Loans. Upon the terms and subject to the conditions set forth in Section 2.1(c) hereof and other provisions of this Agreement, including but not limited to Section 2.7 hereof, each Lender agrees severally to make Advances to the Borrower and the Borrower may borrow, repay and re-borrow during the Revolving Loan Period, in an aggregate amount not to exceed at any time the lesser of Lenders Pro Rata Percentage of: (i) the Loan to Retail Value of the Inventory, (ii) the Availability or (iii) the Commitment. The Revolving Loan Period shall be the period during the Term in which the Borrower may borrow, repay and reborrow Advances and shall terminate in all respects on December 31, 2008.

Borrower acknowledges, agrees and confirms that the obligations of all Lenders to make Loans under this Agreement to Borrower is limited to the lesser of: (i) the Borrowing Base, (ii) the Availability or (iii) the Commitment. Borrower further acknowledges, agrees and confirms that the obligation of each Lender to make loans hereunder to Borrower is limited to: (i) with respect to each Advance hereunder, each Lender’s Pro Rata Percentage of any such Advance hereunder and (ii) with respect to all Advances made hereunder, such Lender’s obligation hereunder shall be limited to its commitment as set forth on Schedule 1.0.

Each Loan by a Lender shall be made ratably in accordance with each Lender’s respective Pro Rata Percentage, provided, however, that the failure of any Lender to make any required Loan shall not in itself relieve any other Lender of its obligation to make any required Loan hereunder. Likewise, no Lender shall be responsible or liable for the failure of any other Lender to make any Loan required to be made by such other Lender, nor shall any Lender be obligated to make any Loan or Loans in excess of its respective Pro Rata Percentage, but not in excess of its Commitment, in the event that any other Lender fails or refuses to make a Loan or Loans as provided hereunder. As and when additional Lenders execute and deliver this Agreement, then (A) such additional Lenders shall be deemed to have simultaneously purchased from each of the other Lenders who have previously executed and delivered this Agreement, a share in such other Lenders’ Loans so that the amount of the Loans of all Lenders shall be pro rata as otherwise set forth above and (B) such other adjustments shall be made from time to time as shall be equitable to insure that the Advances to Borrower are made ratably by each Lender in accordance with its respective Pro Rata Percentage.

(b)    Reserves. Anything to the contrary in this Section 2.1 notwithstanding, Agent shall have the right to establish reserves in such amounts, and with respect to such matters, as Agent in its Permitted Discretion shall deem necessary or appropriate, against the Loan to Retail Value of the Inventory.

(c)    Maximum Amount of Advances. Notwithstanding anything to the contrary contained herein, no Lender shall have an obligation to make an Advance or its Pro Rata Percentage thereof hereunder to the extent that the aggregate of Advances outstanding would cause the Loan to exceed the lesser of (i) Borrowing Base, (ii) the Availability or (iii) the Commitment.

(d)    Note Evidencing Borrower’s Obligations. Borrower’s obligations to pay the principal of and interest on the Loan or Loans made by each Lender shall be evidenced by the Note to the Agent, as Agent for each Lender, which Note shall be dated as of the date hereof and be in the principal amount of $15,000,000.00. The Note will mature on the Final Maturity Date, bear interest as provided in Section 2.2 hereof and be otherwise entitled to the benefits of this Agreement. Notwithstanding the stated principal amount of the Note, the aggregate outstanding principal amount of the Loan at any time shall be the aggregate principal amount owing on the Note at such time. Agent shall and is hereby authorized to record in its internal books and records the date and amount of each Advance made by Lenders, the Applicable Interest Rate and interest period applicable thereto and each repayment thereof; and such books and records shall, as between Borrower and each Lender, absent manifest error, constitute prima facie evidence of the accuracy of the information contained therein. Failure by Agent to so record any Advance made by Lenders (or any error in such recordation) or any payment thereon shall not affect the Obligations of Borrower under this Agreement or under the Note and shall not adversely affect Lender’s rights under this Agreement with respect to the repayment thereof. At the election of any Lender, Borrower shall execute and deliver to such Lender a note in a stated principal amount equal to such Lender’s Pro Rata Percentage of the Loan, which such note or notes shall be on the same terms and conditions as provided above and which note or notes shall be included within the definition of “Note” as such term is used herein.

(e)    Notice of Advances. Upon receipt by Agent from Borrower of a written request for Advance in accordance with Section 5 hereof and Borrower’s satisfaction of the requirements set forth in Section 5 hereof, Agent shall give a written notice (a “Notice of Borrowing”) to each Lender, (which Notice of Borrowing shall be given to each Lender not less than two (2) Business Days prior to the date of the proposed Advance), setting forth: (i) the total amount of the Advance requested by Borrower; (ii) the Borrowing Base Report received from Borrower supporting such requested Advance; (iii) the amount of all Loans remaining outstanding by each respective Lender; (iv) the outstanding principal balance of the Loan; (v) each such Lender’s Pro Rata Percentage of the requested Advance and (vi) the date on which such Advance is to be made; or at its option, the Agent shall provide to each Lender: (A) each month by the close of business on the fifth (5th) Business Day following receipt by Agent from Borrower, but in no event later than the 30th day of the month: (i) a reconciled Borrowing Base Report; and (ii) an updated report showing all remaining unsold Inventory (a “Collateral Data Report”); and (B) by the close of business on the tenth (10th) Business Day following receipt by Agent from Borrower of the Borrowing Base Report and the Collateral Data Report: (i) a summary of all Advances made by Agent during the immediately preceding month (a “Summary of Weekly Advances”), and (ii) a summary report of Advances for the immediately preceding month and a calculation of the net Lender’s Advance required of such Lender with respect to all Advances made during the immediately preceding month (a “Lender Advance Report”).

(f)    Disbursement of Funds. If Notice of Borrowing is provided in accordance with Section 2.1(e) above, then after receiving a Notice of Borrowing from Agent, each Lender shall, not later than 11:00 a.m., Central Standard Time, on the date specified in such Notice of Borrowing on which the proposed Advance is to be made, wire transfer to Agent at the Transfer Account, in immediately available funds, an amount equal to each such Lender’s Pro Rata Percentage of the proposed Advance as set forth in the Notice of Borrowing. Upon Agent’s receipt of funds from each Lender equal to the amount of the requested Advance, and subject to Borrower’s compliance with the terms and conditions of this Agreement, Agent shall disburse the Advance to Borrower by wire transfer of funds as directed in writing by Borrower. If Agent shall not receive funds from any Lender as set forth above, then the amount of the Advance in question shall be automatically reduced by an amount equal to the missing Lender’s Pro Rata Percentage of the Advance in question, and Agent shall, subject to Borrower’s compliance with the terms and conditions of this Agreement, disburse the Advance in the reduced amount to Borrower by wire transfer of funds as directed in writing by Borrower. Agent, in its sole and absolute discretion, may (but shall not be obligated to) make the full amount of the requested Advance available to Borrower prior to the receipt by Agent from one or more Lenders of funds representing such Lender’s or Lenders’ Pro Rata Percentage of the Advance in question. If the funds representing such Lender’s or Lenders’ Pro Rata Percentage of the Advance in question are not received by Agent within two (2) Business Days of the date of such Advance, Borrower shall immediately, upon demand of Agent, repay such amount to Agent. Nothing herein shall be deemed to relieve any Lender from its obligations hereunder or to prejudice any rights Agent may have against any Lender as a result of any Lender’s failure to make any Loan or Loans as provided herein; or if notice of Advances is provided in accordance with Section 2.1(e) above, then by the close of business on the third (3rd) Business Day following such Lender’s receipt of the Lender Advance Report, such Lender shall wire transfer to Agent at the Transfer Account, in immediately available funds, the net amount due from such Lender as set forth in the Lender Advance Report. If the funds representing such Lender’s amount of the Advance or Advances in question are not received by Agent within five (5) Business Days of the date of such Lender’s receipt of the Lender Advance Report, Borrower shall immediately, upon demand of Agent, repay such amount to Agent. Nothing herein shall be deemed to relieve Agent or any Lender from its obligations hereunder or to prejudice any rights Agent may have against any Lender as a result of any Lender’s failure to make any Loan or Loans as provided herein.

(g)    Monthly Collateral and Borrowing Base Reporting. Within ten (10) days following the end of any calendar month, Borrower shall provide to Agent: (i) an updated Borrowing Base Report in the form attached as Exhibit A and (ii) by the close of business on the tenth (10th) Business Day following receipt by Agent from Borrower of the Borrowing Base Report a Summary of Weekly Advances made by Agent during the immediately preceding month.

2.2    Interest Rate.

(a)    Interest Rate. Except as provided in clause (b) below, all Obligations (except for Bank Product Obligations not charged to the Loan) that have been charged to the Loan pursuant to the terms hereof shall bear interest on the Daily Balance thereof at a per annum rate equal to the Interest Rate from the date of Agent’s wiring of funds to Borrower through the date of Agent’s receipt of repayment of the Loan (if received by Agent later than noon, Central Standard Time, then interest accrual shall be through the next Business Day following such receipt). The foregoing notwithstanding, at no time shall any portion of the Obligations (other than Bank Product Obligations) bear interest on the Daily Balance thereof at a per annum rate less than the rate stated in the Applicable Interest Rate. To the extent that interest accrued hereunder at the rate set forth herein would be less than the foregoing minimum daily rate, the Interest Rate chargeable hereunder for such day automatically shall be deemed increased to the minimum rate.

(b)    Default Rate. Upon the occurrence and during the continuation of an Event of Default (and at the election of Agent), all Obligations (except for Bank Product Obligations) that have been charged to the Loan pursuant to the terms hereof shall bear interest on the Daily Balance thereof at a per annum rate equal to the Default Rate. Each Lender’s Loan shall bear interest at the Interest Rate or the Default Rate as applicable as of the date funds are received by Agent as provided in Section 2.1(f) through the date of Agent’s wiring of repayment funds to each Lender in accordance with Sections 2.1(f) and 2.3(c).

2.3    Payments. The From and after the Closing Date, Borrower agrees punctually to pay or cause to be paid to Agent, as Agent for each Lender, all principal and interest due under the Note in respect of the Loans. Interest and all other fees payable hereunder shall be due and payable, in arrears, on the first day of each month at any time that Obligations are outstanding:

(a)    Monthly Payments. The Borrower shall pay to the Agent, on the first day of each month during the Term, commencing on January 1, 2006, interest on the outstanding principal balance of the Loan, from time to time, at the Interest Rate together with such additional sums as may be due for costs and expenses. Agent shall apply each such payment in the following order: (i) to the payment of all costs or expenses (including any amounts due and payable to any Bank Product Provider in respect of Bank Products) incurred by the Agent pursuant to this Agreement in creating, maintaining, protecting or enforcing the Liens in and to the Collateral and in collecting any amount due to Agent in connection with the Loan; (ii) to any interest accrued at the Default Rate; (iii) to the payment of accrued and unpaid interest at the Interest Rate; and (iv) to the reduction of the principal balance of the Inventory Loan. If the amount of the funds received by Agent with respect to any month is insufficient to pay in full all amounts due from Borrower to Agent under this Agreement, Borrower shall pay the difference to Agent on or before the fifth (5th) day after notice from Agent to Borrower advising Borrower of such insufficiency.

(b)    Interval Release Price Payments. Prior to the release by Agent of any Interval from the Collateral in accordance with Section 2.9 hereof, the Borrower shall pay to the Agent an amount equal to the greater of: (i) twenty (20%) percent of the greater of the Retail Value of such Interval as set forth on the last Retail Value of Inventory Certificate delivered to Agent or the actual sales price of such Interval, or (ii) an amount necessary to fully repay the Loan upon sale of 75% of the Inventory (the “Release Price”); provided, however, that if the Retail Value of the Inventory, as determined by the Agent, is equal to or greater than the Interval Release Threshold, the Borrower shall not be required to pay a Release Payment with respect to the release of any Interval for so long as the Retail Value of the Inventory equals or exceeds the Interval Release Threshold.

Subsequent to the end of the Revolving Loan Period, so long as Borrower maintains the Required Retail Value of the Inventory, the outstanding principal balance of the Loan on the last day of the Revolving Loan Period shall be amortized on a quarterly basis over the remaining Term by the payment from Borrower of 12.50% of the Loan balance on the last day of the Revolving Loan Period. In the event that Borrower fails to maintain the Required Retail Value of the Inventory, Borrower shall immediately prepay in cash such amount as is necessary so that the Loan to Retail Value is at all times 15% or less.

(c)    Final Payment. The entire outstanding principal amount of the Loan together with all other Obligations shall be paid in full by not later than the Final Maturity Date.

(d)    Payments to Lender. Agent may at its sole and absolute discretion either: (i) promptly upon receipt wire transfer to any Lender its Pro Rata Percentage of any payment received from Borrower in accordance with this Section 2.3 or Section 2.4; or (ii) include any Lender’s Pro Rata Percentage of any payment received from Borrower in accordance with this Section 2.3 or Section 2.4 in the Lender Advance Report pursuant to Section 2.1(g), for transfer to Lender pursuant to 2.1(f).

2.4    Prepayments.

(a)    Voluntary Prepayments. Subject to the terms of this Agreement and the payment of the applicable prepayment premium set forth below, Borrower may voluntarily prepay the entire principal amount of the Loan, in whole but not in part, at any time, upon ten (10) days' prior written notice to Agent. Any such prepayment must include all outstanding principal, accrued but unpaid interest, and all other Obligations, including the applicable prepayment premium provided below. Any voluntary prepayment of the Loan in full, whether before or after the occurrence of an Event of Default, must be accompanied by a prepayment premium (the “Applicable Prepayment Premium”) calculated, as of immediately prior to such prepayment, as follows:

Date of Prepayment	Premium

Loan Year One	No voluntary prepayment allowed
Loan Year Two	Three percent (3%) of the then outstanding bal-ance of the Loan
Loan Year Three	Two percent (2%) of the then outstanding balance of the Loan
Loan Year Four and thereafter	One percent (1%) of the then outstanding balance of the Loan

If the Loan is accelerated based on an Event of Default prior to the expiration of the first Loan Year, or if Borrower undertakes a voluntary prepayment of the full amount owed on the Loan prior to expiration of the first Loan Year, at Agent’s sole discretion, payments on the Loan must include the Prepayment Premium that would be applicable if prepayment occurred in the second Loan Year.

Notwithstanding the foregoing, no prepayment premium shall be payable, and there shall be no prepayment prohibition at any time, in connection with (i) any release of an Interval and the payment of the applicable Release Price, if any such payment is required, as set forth in Section 2.3(b) above or (ii) any prepayment of the principal balance of the Loan which occurs in accordance with Section 2.4(b) or (iii) if such prepayment is from the issuance of subordinated debt, sale of stock or from other forms of equity contributions to the capital of Borrower or (iv) if such prepayment is from internally generated cashflow. In addition to the above, Borrower may also prepay the entire Inventory Loan without penalty, but within ninety (90) days of giving Agent prior written notice of its intent to do so, in the event that Agent (i) modifies the reserves referenced in Section 2.1(b), or (ii) reduces the Loan To Retail Value Ratio or (iii) changes in a material way, adverse to Borrower, the definition of Eligible Inventory if the result of such change or modification would result in a reduction in Availability of more than 15% over a continuous 60 day period, as measured against Availability immediately preceding the actions in Subsections (i), (ii) or (iii) above implemented by Agent. If Borrower voluntarily prepays the entire Inventory Loan, such prepayment must be accompanied by full payment of the outstanding balance under the Additional Credit Facility.

(b)    Mandatory Prepayments. If at any time and for any reason, the outstanding unpaid principal balance of the Loan shall exceed the amount which satisfies the Loan to Retail Value Ratio, then, within five (5) Business Days following Borrower’s receipt of telecopied notice from Agent of the occurrence of such excess or, absent such telecopied notice, within fifteen (15) days after the end of the calendar month in which such excess occurred, Borrower shall either: (x) prepay the principal balance of the Loan in an amount equal to the difference between the aggregate principal amount of the Loan and the amount necessary to comply with the Loan to Retail Value Ratio of the Inventory or (y) Borrower shall grant to Agent a first mortgage Lien on additional Intervals from Eligible Resorts so that the Retail Value of the Inventory, including such additional Intervals, equals or exceeds the Required Retail Value of the Inventory and the Loan to Retail Value Ratio is satisfied. In granting to Agent a first mortgage lien on such additional Intervals, Borrower shall comply with the document delivery and recordation requirements set forth in Section 4 of this Agreement and Borrower shall deliver to Agent its written certification that the Retail Value of the Inventory, including such additional Intervals, is equal to or greater than the Required Retail Value and satisfies the Loan to Retail Value Ratio. If Borrower elects to prepay the excess principal balance of the Loan pursuant to this Section 2.4(b) above, no prepayment premium shall be payable in connection with such prepayment.

(c)    Premiums. Notwithstanding anything herein contained to the contrary, any prepayment under this Section 2.4 must include all accrued but unpaid interest, and accrued but unpaid contributions, taxes, insurance, loan charges, custodial fees, attorneys’ and paralegals’ fees and expenses and other fees or expenses incurred by any Lender or advanced to or on behalf of Borrower by any Lender pursuant to any of the Loan Documents accrued but unpaid.

2.5    Capital Adequacy Event. If, after the date hereof, a Lender determines that (i) the adoption of or change in any law, rule, regulation or guideline regarding capital requirements for banks or bank holding companies, or any change in the interpretation or application thereof by any Governmental Authority charged with the administration thereof, or (ii) compliance by Lender or its parent bank holding company with any guideline, request, or directive of any such entity regarding capital adequacy (whether or not having the force of law), has the effect of reducing the return on Lender’s or such holding company’s capital as a consequence of such Lender’s agreements hereunder to a level below that which such Lender or such holding company could have achieved but for such adoption, change, or compliance (taking into consideration Lender’s or such holding company’s then existing policies with respect to capital adequacy and assuming the full utilization of such entity’s capital) by any amount deemed by Lender to be material, then Agent may notify Borrower thereof. Following receipt of such notice, Borrower agrees to pay Agent on demand the amount of such reduction of return of capital as and when such reduction is determined, payable within 90 days after presentation by Lender of a statement in the amount and setting forth in reasonable detail Lender’s calculation thereof and the assumptions upon which such calculation was based (which statement shall be deemed true and correct absent manifest error). In determining such amount, Lender may use any reasonable averaging and attribution methods.

2.6    Fee Letter Fees. As and when due and payable under the terms of the Fee Letter, Borrower shall pay to Agent the fees set forth in the Fee Letter.

2.7    Suspension of Advances.

(a)    Suspension of Sales. If any stay, order, cease and desist order, injunction, temporary restraining order or similar judicial or non-judicial sanction shall be issued limiting or otherwise materially adversely affecting any Interval sales activities, other business operations in respect of the Resorts, or the enforcement of the remedies of Agent and Lenders hereunder, then, in such event, Agent and Lenders shall have no obligation to make any Advances hereunder: (i) in respect of Pledged Notes Receivable from the sale of Intervals which are the subject of any stay, order, cease and desist order, injunction, temporary restraining order or similar judicial or non-judicial sanction has been issued until the stay, order, cease and desist order, injunction, temporary restraining order or similar judicial or non-judicial sanction has been lifted or released to the satisfaction of Agent and (ii) in respect of Pledged Notes Receivable from the sale of Intervals at any Resort if: (x) the stay, order, cease and desist order, injunction, temporary restraining order or similar judicial or non-judicial sanction in question has not been lifted or released to the satisfaction of Agent within sixty (60) days of its issuance and (y) there is a reduction in the total number of sales of Intervals by Borrower in any Loan Year of more than twenty percent (20%) from the total number of sales of Intervals in the immediately preceding Loan Year.

(b)    Change in Control. If there shall occur a change, singly or in the aggregate, of more than fifty percent (50%) of the executive management of Borrower as described in Schedule 2.7(b) hereto, Agent shall have no obligation to make any Advances hereunder, unless within thirty (30) days prior thereto Borrower provides Agent with written information setting forth the replacement executive management personnel of Borrower together with a description of those Persons’ experience, ability and reputation, and Agent, acting in good faith, determines that the replacement management personnel’s experience, ability and reputation is equal to or greater than that of Borrower’s executive management as set forth on Schedule 2.7(b). Agent shall have no obligation to make any Advances hereunder if more than two (2) of the five (5) Board of Directors’ positions are controlled by the Borrower’s bond holders.

(c)    Default or Event of Default. No Lender shall be obligated to fund any Advance hereunder if a Default or Event of Default shall have occurred and be continuing.

2.8    Pro Rata Treatment. Each repayment of principal and interest shall be allocated among Lenders in accordance with their respective Pro Rata Payment Percentage. Each Lender agrees that in computing such Lender’s portion of any Advance to be made hereunder, Agent may, in its discretion, round each Lender’s such Advance to the next higher or lower whole dollar amount. If any Lender shall, through the exercise of a right of banker’s lien, set-off, counterclaim or otherwise, obtain payment with respect to its Loans which results in its receiving more than its Pro Rata Payment Percentage of any payments described above, then (A) such Lender shall be deemed to have simultaneously purchased from each of the other Lenders a share in such other Lender’s Loans so that the amount of the Loans of all Lenders shall be pro rata as otherwise set forth above, (B) such Lender shall immediately pay to the other Lenders their Pro Rata Payment Percentage of the payments otherwise received as consideration for such purchase and (C) such other adjustments shall be made from time to time as shall be equitable to insure that all Lenders share such payments ratably. If all or any portion of any such excess payment is thereafter recovered from Lender which received the same, the purchase provided in this Section 2.8 shall be deemed to have been rescinded to the extent of such recovery, without interest. Borrower expressly consents to the foregoing arrangements and agrees that each Lender so purchasing a portion of another Lender’s loans may exercise all rights of payment (including all rights of set-off, banker’s lien or counterclaim) with respect to such portion as fully as if such Lender were the direct holder of such portion.

2.9    Release of Intervals from Inventory. Upon written request of the Borrower, and provided that no Event of Default shall have occurred and be continuing hereunder, Agent shall release from the Collateral, one or more Intervals subject to the following conditions: (i) if required, payment by Borrower to Agent at the time of such release of the Release Price for each such Interval and the remaining Collateral satisfies the Required Retail Value or (ii) the application of Section 2.4(b) does not require a Release Price Payment and the remaining Collateral satisfies the Required Retail Value and equals or exceeds the Interval Release Threshold.

SECTION 3 -- COLLATERAL GRANT OF SECURITY INTEREST

3.1    Grant of Security Interest. To secure the payment and performance of the Obligations, for value received, Borrower unconditionally and irrevocably assigns, pledges and grants to Agent, as Agent for each Lender and the Bank Product Providers a continuing first priority security interest in and to the Collateral (other than as set forth below). Notwithstanding anything herein to the contrary, Borrower acknowledges and agrees as follows:

The Loan shall be secured by:

(i)	a first priority security interest in the Inventory; and

(ii)	a second priority security interest in the Collateral granted by Borrower to Agent under the Additional Credit Facility.

For convenience of administration, Agent is acting as agent for Lenders under the Agreement. Agent, as such agent, may execute any of its duties hereunder by or through its agents, officers or employees and shall be entitled to rely upon the advice of counsel as to its duties. Agent, as such agent, shall not be liable to any Lender for any action taken or omitted to be taken by it in good faith and shall neither be responsible to Lenders for the consequences of any oversight or error of judgment nor be answerable to Lenders for any loss unless the same shall happen through Agent’s gross negligence or willful misconduct. To the extent that Agent, as such agent, shall not be reimbursed by Borrower for any costs, liabilities or expenses incurred in such capacity, Lenders shall reimburse Agent therefor pro rata in accordance with their respective Pro Rata Percentages (including Agent as a Lender for this purpose). Each Lender agrees that Agent shall be entitled to take and shall only be required to take, any action which it is permitted to take under this Agreement.

3.2    Financing Statements; Priority of Liens. Borrower agrees, at its own expense, to authorize the filing of financing statements, continuation statements and amendments provided for by the Code and to execute and deliver any and all other instruments or documents and take such other action as may be required to perfect and to continue the perfection of Agent’s security interest in the Collateral. Borrower hereby authorizes Agent to execute and/or file on Borrower’s behalf any such financing statements, continuation statements and amendments. Each Lender shall have an equal security interest in the Collateral based upon its Pro Rata Percentage and no Lender’s security interest in the Collateral shall have priority over any other Lender’s security interest in the Collateral.

3.3    Insurance. The Borrower or the Silverleaf Club shall maintain insurance coverage on the Resorts and the Collateral in accordance with Section 7.1(d) hereof. Such insurance coverage shall insure against such risks, be in such amounts, with such companies and on such other terms as Agent may reasonably require. Each such policy shall name Agent as an additional insured and loss payee as agent for Lenders, as their respective interests may appear.

3.4    Substitution of Inventory. Agent agrees that Borrower may, from time to time during the Term hereof, and without the payment of any prepayment penalty, replace any Interval or Intervals by granting to Agent a first mortgage Lien on a new Interval or Intervals owned by the Borrower at an Eligible Resort. In granting to Agent a first mortgage Lien on any such new Interval or Intervals, Borrower shall comply with the document delivery and recordation requirements set forth in Section 4 of this Agreement and Borrower shall deliver to Agent its written certification that the Retail Value of the Inventory after any such substitution, is equal to or greater than the Required Retail Value and satisfies the Loan to Value Ratio. In connection with any such replacement of Inventory under this Section 3.4, Borrower may propose to Agent that one or more additional time-share plans and projects owned and operated by Borrower be included among the Eligible Resorts. Any such proposal will be in writing, and will be accompanied or supported by the due diligence and supporting Borrower, Affiliate, project, financial and related information identified in Section 4 hereto, and such other information as Agent may require. Borrower will reasonably cooperate with Agent’s underwriting and due diligence, and Borrower will be responsible for payment upon billing for Agent and each Lender’s out-of-pocket expenses in connection therewith. Subject to Agent’s satisfactory underwriting and due diligence review, including satisfaction of the conditions in Section 4 hereof as they relate to such additional time-share resorts, Agent may, but shall not be required to, approve one or more such additional time-share resorts, including future phases or condominiums in an Existing Eligible Resort, as an Eligible Resort. Subject in each instance to Agent’s acceptable underwriting and due diligence review, and Agent’s prior written approval, any project as may be approved by Agent after the Closing Date, if any, is hereinafter referred to singly as an “Additional Eligible Resort” and collectively as the “Additional Eligible Resorts.”

3.5    Cross Collateralization. The Collateral also secures the Obligations of Borrower under the Additional Credit Facility. Upon repayment of this Loan and the satisfaction by Borrower of all of the Obligations, the Collateral shall continue to secure the Additional Credit Facility, as provided in the documents evidencing and securing the Additional Credit Facility.

3.6    Security Interest in All Pledged Notes Receivable. Agent, on behalf of each Lender, shall have a continuing security interest in all of the Pledged Notes Receivable under the Additional Credit Facility and Agent may collect all payments made under or in respect of the Pledged Notes Receivable under the Additional Credit Facility, subject to the prior application of such funds to the obligations under the Additional Credit Facility, for application to the Obligations hereunder. Notwithstanding anything heretofore to the contrary, unless and until an Event of Default shall occur, Borrower, as agent for and on behalf of Agent, may retain possession of and collect payments under or in respect of all Pledged Notes Receivable. By executing this Agreement, Borrower acknowledges and agrees that it is holding such payments as bailee for Agent, subject to the rights of the Agent and Lenders under the Additional Credit Facility. Such payments shall be promptly delivered to Agent upon the occurrence of an Event of Default for application, subject to the prior rights of Agent and Lenders under the Additional Credit Facility.

SECTION 4 -- CONDITIONS PRECEDENT TO THE CLOSING

4.1    Conditions Precedent. The obligation of Agent and Lenders to enter into this Agreement and to fund the initial Advance shall be subject to the satisfaction of each of the following conditions precedent, in addition to all of the conditions precedent set forth elsewhere in the Loan Documents:

(a)  Representations, Warranties, Covenants and Agreements. The representations and warranties contained in the Loan Documents are and shall be true and correct in all respects, and all covenants and agreements have been complied with and correct in all respects, and all covenants and agreements to have been complied with and performed by Borrower shall have been fully complied with and performed to the satisfaction of Agent.

(b)    No Prohibited Acts. Borrower shall not have taken any action or permitted any condition to exist which would have been prohibited by any provision of this Agreement or the Loan Documents.

(c)    No Changes. That all information and documents heretofore delivered by Borrower to Agent with respect to Borrower or the Resorts, including information and documents delivered in connection with the Additional Credit Facility, remain true and correct in all respects.

(d)    Approval of Documents Prior to Closing Date. Borrower has delivered to Agent (with copies to Agent’s counsel), at least fifteen (15) Business Days prior to the Closing Date, and Agent has reviewed and approved, at least five (5) Business Days prior to the Closing Date, the form and content of all of the items specified in Section 4.1(d)(i) through (vi) below (the “Submissions”). Agent shall have the right to review and approve any changes to the form of any of the Submissions. If Agent disapproves of any changes to any of the Submissions, Agent shall have the right to require Borrower either to cure or correct the defect objected to by Agent or to elect not to fund the Loan or any Advance. Under no circumstances shall Agent’s failure to approve or disapprove a change to any of the Submissions be deemed to be an approval of such Submissions. All of the Submissions were and shall be prepared at Borrower’s sole cost and expense, unless expressly stated to be an obligation and expense of Agent. Agent shall have the right of prior approval of any Person responsible for preparing a Submission (“Preparer”) and may disapprove any Preparer in its sole discretion, for any reason, including without limitation, that Agent believes that the experience, skill, reputation or other aspect of the Preparer is unsatisfactory in any respect. All Submissions required pursuant to this Agreement shall be addressed to Agent and include the following language: “THE UNDERSIGNED ACKNOWLEDGES THAT WELLS FARGO FOOTHILL, INC., AS AGENT FOR EACH LENDER, IS RELYING ON THE WITHIN INFORMATION IN CONNECTION WITH ITS DETERMINATION TO MAKE A LOAN TO SILVERLEAF RESORTS, INC. IN CONNECTION WITH THE SUBJECT COLLATERAL.”

(i)  A certificate in the form attached as Exhibit C, to be dated as of the Closing Date and signed by the president, vice president, or secretary of the Borrower, certifying that the conditions specified in Sections (a), (b) and (c) above are true and requesting an Advance under this Agreement;

(ii)  Copies of the articles of incorporation of Borrower and all amendments thereto, certified to be true and complete by Borrower and the Secretary of State of the State of Texas and a current certificate of good standing for Borrower, and copies of the by-laws of Borrower and all amendments thereto, certified to be true, correct and complete by the secretary or assistant secretary of Borrower;

(iii)  a certificate of the Secretary of the Borrower certifying the adoption by the Board of Directors of the Borrower of a resolution authorizing Borrower to enter into and execute this Agreement, the Note, and the other Loan Documents, to borrow the Loan from Lenders, and to grant to Agent for the benefit of Lenders a first priority security interest in and to the Collateral;

(iv)  a certificate of the secretary or assistant secretary of Borrower certifying the incumbency, and verifying the authenticity of the signatures, of the specified officers of Borrower authorized to sign the Agreement, the Note and the other Loan Document; and

(v)  Copies or other evidence of all loans to Borrower from any officers, shareholders, or Affiliates of Borrower not previously delivered to the Agent.

(vi)  Commitment to issue Mortgagee Title Policies (as defined below) from the Title Company.

(e)    Execution and Delivery of Loan Documents. Borrower shall have executed and/or delivered to Agent, on or before the Closing Date, to the extent not previously executed and delivered, the following Loan Documents:

(i)  This Agreement.

(ii)  The Note.

(iii)  Environmental Indemnification Agreement.

(iv)  Mortgages. In the form attached hereto as Exhibit A.

(v)  Borrower’s Certificate and Request for Advance. In the form attached hereto as Exhibit C.

(vi)  The Disbursement Letter.

(vii)  Other Items. Such other agreements, documents, instruments, certificates and materials as Agent may request to evidence the Obligations; to evidence and perfect the rights and Liens and security interests of Agent as agent for Lenders contemplated by the Loan Documents, and to effectuate the transactions contemplated herein.

(f)    Physical Inspection. Agent shall be satisfied with its physical inspection of the Resorts.

(g)    UCC Search. Agent shall have obtained, at Borrower’s cost, such searches of the applicable public records as it deems necessary under all applicable law to verify that it has a first and prior perfected Lien and security interest covering all of the Collateral. Agent shall not be obligated to fund any Advance if Agent determines that Lenders do not have a first and prior perfected lien and security interest covering the Collateral.

(h)    Litigation Search. Agent shall have obtained, at Borrower’s cost, an independent search to verify that there are no bankruptcy, foreclosure actions or other material litigation or judgments pending or outstanding against the Resorts, any portion of the Collateral, Borrower, or any Affiliates of Borrower (each a “Material Party”). The term “other material litigation” as used herein shall not include matters in which (i) a Material Party is plaintiff and no counterclaim is pending or (ii) which Agent determines, in its sole discretion exercised in good faith, are immaterial due to settlement, insurance coverage, frivolity, or amount or nature of claim. Lenders shall not be obligated to fund any Advance if Agent determines that any such litigation is pending.

(i)    Opinion of Counsel. An opinion or opinions of Borrower’s Counsel in form and substance acceptable to Agent.

(j)    Recording of Mortgages. The Mortgages shall have been duly recorded in the applicable land records for each state in which the Mortgages are to be recorded to provide Agent with a Lien on the Collateral.

(k)    Title Insurance Commitment. Subject to Section 4.5(c) (xvi) and Section 5.2(e), a commitment to issue Mortgagee Title Policies from the Title Company for each Interval constituting part of the Inventory.

4.2    Closing Date Advance. In the event that Borrower desires Agent or any Lender to make an Advance on the Closing Date, then, in addition to all of the conditions precedent set forth in this Section 4, Borrower shall have complied with all of the requirements of Section 5 below at least five (5) Business Days prior to the Closing Date.

4.3    Expenses. Borrower shall have paid all Lender Expenses (including any amounts due and payable to any Bank Product Provider in respect of Bank Products) required to be paid pursuant to this Agreement. Lenders shall have no obligation to fund the Loan or make the initial Advance or any subsequent Advance unless the amount of the Loan together with any moneys paid by Borrower is sufficient to satisfy all fees and expenses required to be paid pursuant to this Agreement.

4.4    Proceedings Satisfactory. Borrower shall execute all of the Loan Documents approved by Agent on the Closing Date, and all actions taken in connection with the execution or delivery of the Loan Documents, and all documents and papers relating thereto, shall be satisfactory to Agent and its counsel. Agent and its counsel shall have received copies of such documents and papers as Agent or such counsel may reasonably request in connection therewith, all in form and substance satisfactory to Agent and its counsel.

4.5    Conditions Precedent to Funding of Advances with Respect to Additional Eligible Resorts. As provided in Section 3.4 hereof, Borrower may propose to Agent that Agent approve one or more additional timeshare plans for inclusion hereunder as an Additional Eligible Resort in respect of which Intervals may be accepted as part of the Inventory and Advances may be made. The obligation of Lenders to fund any Advance with respect to any Interval from an Additional Resort shall be subject to the satisfaction of each of the following conditions precedent, in addition to all of the conditions precedent set forth elsewhere in the Loan Documents:

(a)    Representations, Warranties, Covenants and Agreements. The representations and warranties contained in the Loan Documents are and shall be true and correct in all respects, and all covenants and agreements have been complied with and shall be correct in all respects, and all covenants and agreements to have been complied with and performed by Borrower shall have been fully complied with and performed to the satisfaction of Agent.

(b)    No Prohibited Acts or Changes. Borrower shall not have taken any action or permitted any condition to exist which would have been prohibited by any provision of the Loan Documents and all information and documents heretofore delivered by Borrower to Agent with respect to Borrower or the Resorts, including information and documents delivered in connection with the Additional Credit Facility, remain true and correct in all respects.

(c)    Approval of Documents Prior to Advance. Borrower has delivered or caused to be delivered to Agent (with copies to Agent’s counsel), at least fifteen (15) Business Days prior to the date of such Advance), and Agent has reviewed and approved, at least five (5) Business Days prior to such date, the form and content of all of the items specified in each of the Submissions required pursuant to this Section 4.5. Agent shall have the right to review and approve any changes to the form of any of the Submissions. If Agent disapproves of any changes to any of the Submissions, Agent shall have the right to require Borrower either to cure or correct the defect objected to by Agent or to elect not to fund the Loan or any Advance with respect to any such Interval. Under no circumstances shall Agent’s failure to approve or disapprove a change to any of the Submissions be deemed to be an approval of such Submissions. All of the Submissions were and shall be prepared at Borrower’s sole cost and expense, unless expressly stated to be an obligation and expense of Agent. Agent shall have the right of prior approval of any Preparer and may disapprove any Preparer in its sole discretion, for any reason, including without limitation, that Agent believes that the experience, skill, reputation or other aspect of the Preparer is unsatisfactory in any respect. All Submissions required pursuant to this Agreement shall be addressed to Agent and include the following language: “THE UNDERSIGNED ACKNOWLEDGES THAT WELLS FARGO FOOTHILL, INC., AS AGENT FOR EACH LENDER, IS RELYING ON THE WITHIN INFORMATION IN CONNECTION WITH ITS DETERMINATION TO MAKE A LOAN TO SILVERLEAF RESORTS, INC. IN CONNECTION WITH THE SUBJECT COLLATERAL.”

(i)
a certificate in the form attached as Exhibit C, to be dated as of the date of each such Advance and signed by the president, vice president, or secretary of the Borrower, certifying that the conditions specified in Sections (a) and (b) above are true and requesting an Advance under this Agreement;

(ii)
copies of the articles of incorporation of Borrower, together with any amendments thereto certified to be true and complete by Borrower and the Secretary of State of the State of Texas, a current certificate of good standing for Borrower issued by the Secretary of State of the State of Texas, a current certificate of authority to conduct business issued by the secretary of state in each state in which the Borrower conducts business, and copies of the by-laws of Borrower certified to be true, correct and complete by the secretary or assistant secretary of Borrower;

(iii)	a Survey for each Additional Eligible Resort for which a mortgage lien is being granted to the Agent on Intervals in connection with the Advance in question;

(iv)
a certificate of the secretary or assistant secretary of Borrower certifying the adoption by the board of directors thereof, respectively, of a resolution authorizing the addition of the Resort in question as an Additional Eligible Resort and to authorize Borrower to enter into, execute and deliver any Documents in connection therewith;

(v)
a certificate of the secretary or assistant secretary of Borrower certifying the incumbency, and verifying the authenticity of the signatures, of the specified officers of Borrower authorized to sign all documents required in connection with such Additional Eligible Resort as required pursuant to this Section 4.5;

(vi)
an inspection report or reports covering each Additional Eligible Resort for which a mortgage lien is being granted to the Agent on Intervals in connection with the Advance in question, including without limitation all real property and personal property subject to the Declaration and all adjacent property, confirming:

(1) the absence of Hazardous Materials on the personal property  and real property comprising each such Additional Eligible Resort;

(2) that the inspection firm has obtained, reviewed and included within its report a CERCLIS printout from the Environmental Protection Agency (the “EPA”), statements from the EPA and other applicable state and local authorities and a Phase I Environmental Audit, all of which information shall confirm that there are no known or suspected Hazardous Materials located at, used or stored on, or transported to or from each such Additional Eligible Resort or in such proximity thereto as to create a material risk of contamination of each such Additional Eligible Resort;

(vii)	evidence that Borrower is maintaining all policies of insurance required by and in accordance with Section 7.1(d) hereof, including copies of the most current paid insurance premium invoices;

(viii)
evidence that Borrower and the Timeshare Documents for each Additional Eligible Resort for which a mortgage lien is being granted to the Agent on Intervals in connection with the Advance in question are in compliance with all Applicable Laws in connection with its sales of Intervals, including without limitation, the Timeshare Acts;

(ix)
a current preliminary title report or certificate of title for each Additional Eligible Resort for which a mortgage lien is being granted to the Agent on Intervals in connection with the Advance in question, with copies of all title exceptions;

(x)
copies of all applicable governmental permits, approvals, consents, licenses, and certificates for the establishment of each Additional Eligible Resort for which a mortgage lien is being granted to the Agent on Intervals in connection with the Advance in question as timeshare projects in accordance with the applicable Timeshare Act, and for the occupancy and intended use and operation of each such Additional Eligible Resort, including the Units, including a letter certification from Borrower regarding zoning classification and compliance, letters or other satisfactory evidence from utility companies, governmental entities or other persons confirming that water, sewer (sanitary and storm), electricity, solid waste disposal, telephone, police, fire and rescue services are being provided to each Resort, and any business licenses necessary for operation of each such Additional Eligible Resort;

(xi)
certified true, correct and complete copies of all of the Timeshare Documents for each Additional Eligible Resort for which a mortgage lien is being granted to Agent on Intervals in connection with the Advance in question;

(xii)
evidence satisfactory to Agent that all taxes and assessments owed by or for which Borrower is responsible for collection have been paid, including but not limited to sales taxes, room occupancy taxes, payroll taxes, personal property taxes, excise taxes, intangibles taxes, real property taxes, and income taxes, and any assessments related to each Additional Eligible Resort for which a mortgage lien is being granted to Agent on Intervals in connection with the Advance in question and copies of the most current paid tax bills for each such Additional Eligible Resort evidencing that each such Additional Eligible Resort has been segregated from all other property on the applicable municipal taxrolls;

(xiii)
written confirmation from an architect covering each Additional Eligible Resort for which a mortgage lien is being granted to Agent on Intervals in connection with the Advance in question as to the physical condition of the improvements at each such Additional Eligible Resort, including that soil conditions are sufficient to support all existing and any contemplated improvements to the real property; which written confirmation shall be in form and substance reasonably acceptable to the Agent. Each architect rendering such written confirmation shall be licensed as an architect in the state of Texas;

(xiv)	such credit references on Borrower as Agent deems necessary in its sole discretion;

(xv)	copies or other evidence of all loans to Borrower from any officers, shareholders, or Affiliates of Borrower, if any;

(xvi)
a commitment to issue Mortgagee Title Policies from the Title Company for each Interval constituting part of the Inventory. Notwithstanding anything heretofore to the contrary, if any claim, lien, encumbrance, charge or other matter arises with respect to any Interval or Intervals which constitutes part of the Collateral pursuant to this Agreement and for which Borrower has not provided a Mortgagee Title Policy, then, in such event:

(a)
The Interval in question shall cease to constitute Inventory and the Borrower immediately shall either replace the Mortgage with respect to the Interval in question with a Mortgage on an Interval acceptable to Agent in its sole discretion or make a Mandatory Prepayment, if necessary, as provided in Section 2.40 of this Agreement; and

(b)
The Resort at which the Interval in question is located shall cease to be an Additional Eligible Resort, unless and until the Borrower shall cure any such claim, lien, encumbrance, charge or other matter to the satisfaction of the Agent. Furthermore, any and all further requests for Advances in respect of Intervals from the Resort in question must thereafter be accompanied by satisfactory Mortgagee Title Policies;

(xvii)	the Financial Statements;

(xviii)	Borrower will execute, or cause to be executed with respect to each Additional Eligible Resort, an Environmental Indemnification Agreement;

(xix)
with respect to any improvements, including any Units, constructed at a Resort within the twenty-four month period prior to the approval of any Additional Eligible Resort, Borrower shall also deliver to Agent, for its approval, such documents and instruments as Agent may reasonably request in connection with such newly constructed improvements, including, without limitation, copies of building permits, plans and specifications construction and architectural contracts, title insurance insuring over, among other things, mechanics liens, certificates of occupancy and satisfactory evidence of the completion of such improvements;

(xx)
such other documents, instruments, agreements, tests, reports and inspections as the Agent may require with respect to the Borrower or any applicable Affiliate, the Loan or any Resort, including any Additional Eligible Resort; and

(xxi)
Upon request of the Agent, Borrower shall deliver to the Agent evidence, satisfactory to the Agent, that there is no material litigation, written complaint, suit, action, written claim or written charge pending against the Borrower or any Affiliate with any court or with any governmental authority with respect to the Resort, the Timeshare Documents, any Interval, or any marketing, offer or sale of any Interval.

(d)    Physical Inspection. Agent shall be satisfied with its physical inspection of the Additional Eligible Resorts.

(e)    UCC Search. Agent shall have obtained, at Borrower’s cost, such searches of the applicable public records as it deems necessary under all applicable law to verify that it has a first and prior perfected Lien and security interest covering all of the Collateral. Agent shall not be obligated to fund any Advance if Agent determines that Lenders do not have a first and prior perfected lien and security interest covering any portion of the Collateral, except as expressly provided herein.

(f)    Litigation Search. Agent shall have obtained, at Borrower’s cost, an independent search to verify that there are no bankruptcy, foreclosure actions or other material litigation or judgments pending or outstanding against the Additional Eligible Resorts, any portion of the Collateral, Borrower, or any Affiliate, (each a “Material Party”). The term “other material litigation” as used herein shall not include matters in which (i) a Material Party is plaintiff and no counterclaim is pending or (ii) which Agent determines, in its sole discretion exercised in good faith, are immaterial due to settlement, insurance coverage, frivolity, or amount or nature of claim. Agent shall not be obligated to fund any Advance if it determines that any such litigation is pending.

(g)    Opinions of Borrower’s Counsel. Borrower shall deliver to Agent for the benefit of Agent and each Lender, at Borrower’s sole cost and expense, such opinions of counsel, including counsel admitted in each state in which each Additional Eligible Resort is located, as to such matters with respect to Borrower and each Additional Eligible Resort as Agent may request, and in form and substance acceptable to Agent in its sole discretion.

(h)    Funding Procedure. Borrower shall have complied to Agent’s satisfaction with each of the conditions precedent to funding of any Advance set forth in Section 5 hereof.

(i)    Management of Resort. Borrower shall provide evidence satisfactory to Agent that Borrower, or an Affiliate, is the manager or operator of each Resort, pursuant to a written management or operating agreement, in form and substance satisfactory to Agent, which with respect to all Resorts shall have a term of at least three years.

(j)    Other Items. Such other agreements, documents, instruments, certificates and materials as Agent may request to determine the acceptability of any such Additional Eligible Resort, to evidence the Obligations, to evidence and perfect the rights and Liens and security interests of Agent contemplated by the Loan Documents, and to effectuate the transactions contemplated herein, including, without limitation, true copies of all Resort Documents for each such Additional Eligible Resort, all Timeshare Documents and operating and management contracts and agreements, evidence of compliance with the applicable Timeshare Act and other Applicable Laws, evidence of all required governmental licenses and permits; title searches; title commitments or policies, including complete and legible copies of each title exception, engineering, environmental and soil reports and evidence of compliance with all applicable zoning and building codes; each of which shall be satisfactory to Agent in its Permitted Discretion.

SECTION 5 -- FUNDING PROCEDURE

The obligation of any Lender to make any Advance, shall be subject to the satisfaction of all of the following conditions precedent:

5.1    Requests for Advances. Each request for an Advance shall:

(a)    be in writing in form attached hereto as Exhibit C shall certify the amount of the then-current Loan to Retail Value of the Inventory, shall be accompanied by all supporting reports and documentation, shall specify the principal amount of the Advance requested and designate the account to which the proceeds of such Advance are to be transferred;

(b)    state that the representations and warranties of the Borrower contained in the Agreement and any closing or funding related certifications are true and correct as of the date of the request and, after giving effect to the making of such requested Advance, will be true and correct as of the date on which the requested Advance is to be made;

(c)    state that no Default or Event of Default exists as of the date of the request and, after giving effect to the making of the requested Advance, no Default or Event of Default would exist as of the date on which the requested Advance is to be made;

(d)    be delivered to the office of Agent at least five (5) Business Days prior to the date of the requested Advance; and

(e)    be signed by a principal financial officer of the Borrower.

5.2    Loan Documents/Collateral. Not less than five (5) Business Days prior to the date of any Advance, the Borrower shall have:

(a)    delivered to Agent a list of all Intervals which are to be the subject of such requested Advance, together with such additional information as Agent may require;

(b)    delivered to Agent a duly executed Mortgage or Mortgages granting to Agent a first mortgage lien on the Inventory;

(c)    subject to Section 4.5(c)(xvi) hereof, delivered to Agent, with respect to each Interval constituting a part of the Inventory, a commitment for a mortgagee’s title insurance policy showing that the Mortgage in respect of such Interval will create in favor of Agent a first priority Lien on the Intervals covered thereby (or in case of any Modification(s) to Mortgage, an endorsement to the existing mortgagee’s title insurance policy endorsing said policy to reflect such Modification(s) of Mortgage), with a satisfactory title insurance policy to be issued within a reasonable time following the requested Advance. The amount of each title policy will be equal to the amount advanced to Borrower with respect to the Inventory covered thereby. Notwithstanding anything heretofore to the contrary, until such time as deeded Intervals are permitted under local law governing the Oak N’ Spruce Resort, Agent agrees that Borrower shall not be required to provide such a commitment or a Mortgagee Title Insurance Policy with respect to the Oak N’ Spruce Resort in order to qualify any such Resort as an Eligible Resort, provided, however, that until such time as Agent and Borrower have agreed to the contrary, under no circumstances shall any portion of Loan be secured by Intervals from the Oak N’ Spruce Resort.

The Mortgages to Agent shall each have been duly recorded in the applicable land records which are described in Schedule 5.2 hereof. The mortgagee’s title insurance policies shall be in form and substance satisfactory to Agent and shall be issued by a title insurance company satisfactory to Agent (the “Title Company”), and name Agent, as agent for Lenders, as the insured party therein. The funding of the Advance, delivery of the Collateral and issuance of the title insurance policy, and recording of the mortgages or any releases may, in Agent’s discretion, be effected by way of an escrow arrangement with the Title Company or other fiduciary, the form and substance of which shall be satisfactory to Agent.

5.3    Other Conditions. In addition to the other conditions set forth in this Agreement, the making of the initial or any subsequent Advance shall be subject to the satisfaction of the following conditions:

(a)    no Default or Event of Default shall exist immediately prior to the making of such requested Advance or, after giving effect thereto, immediately after the making of such requested Advance;

(b)    each agreement required to have been executed and delivered in connection with any prior Advance shall be consistent with the terms of this Agreement and shall be in full force and effect;

(c)    the date on which such requested Advance is to be made shall be a Business Day;

(d)    Borrower shall have delivered to Agent a certification showing the Retail Value of each Interval and Agent shall be satisfied with the Retail Value of each Interval in its sole discretion. The dollar amount of the requested Advance shall be based on the Retail Value of the Intervals on which the Agent is being granted a Mortgage;

(e)    Not more than one Advance shall have previously been made in the same calendar month in which such requested Advance is to be made, unless Agent, in its sole discretion, agrees to make an additional Advance during such calendar month;

(f)    Such requested Advance shall be in a principal amount of not less than $50,000.00, unless Agent, in its sole discretion, agrees to make an Advance in an amount less than $50,000.00;

(g)    Agent shall have determined that the requested Advance does not exceed the total amount of the Loan to Retail Value Ratio, based on the Retail Value of the Inventory on which Agent has been granted a first mortgage lien;

(h)    If Agent shall so require, Agent shall have received an executed Closing Protection Letter issued by the Title Company, which shall be reasonably acceptable to Agent; and

(i)    each Lender shall have agreed to make and does make an Advance in an amount equal to its respective Pro Rata Percentage.

5.4    Expenses. The Borrower shall have paid all Lender Expenses (including any amounts due and payable to any Bank Product Provider in respect of Bank Products) required to be paid by Borrower pursuant to this Agreement in connection with such requested Advance or any conditions related thereto.

5.5    Proceedings Satisfactory. All actions taken in connection with such requested Advance and all documents and papers relating thereto shall be satisfactory to Agent and its counsel. Agent and its counsel shall have received copies of such documents and papers as the Agent or such counsel may reasonably request in connection with such requested Advance, all in form and substance reasonably satisfactory to the Agent and its counsel.

SECTION 6 -- GENERAL REPRESENTATIONS AND WARRANTIES

Borrower hereby represents and warrants to Agent and each Lender as follows:

6.1    Organization, Standing, Qualification. Borrower (a) is a duly organized and validly existing Texas corporation duly organized, validly existing and in good standing under the laws of the State of Texas, and (b) has all requisite power, corporate or otherwise, to conduct its business and to execute and deliver, and to perform its obligations under, the Loan Documents.

6.2    Authorization, Enforceability, Etc.

(a)  The execution, delivery and performance by Borrower of the Loan Documents has been duly authorized by all necessary corporate action by Borrower and does not and will not (i) violate any provision of the certificate or articles of incorporation of Borrower, bylaws of Borrower, or any agreement, law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect to which Borrower is a party or is subject; (ii) result in, or require the creation or imposition of, any Lien upon or with respect to any asset of Borrower other than Liens in favor of Agent and Lenders; or (iii) result in a breach of, or constitute a default by Borrower under, any indenture, loan or credit agreement or any other agreement, document, instrument or certificate to which Borrower is a party or by which it or any of its assets are bound or affected.

(b)    No approval, authorization, order, license, permit, franchise or consent of, or registration, declaration, qualification or filing with, any governmental authority or other Person, including without limitation, the Division or the Timeshare Owners’ Association is required in connection with the execution, delivery and performance by Borrower of any of the Loan Documents.

(c)    The Loan Documents constitute legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms.

(d)    Borrower has good and marketable title to the Collateral, free and clear of any lien, security interest, charge or encumbrance except for the security interests created by this Agreement or any Loan Document or otherwise created in favor of Agent or those specifically consented to in writing by the Agent. No financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of Agent hereunder.

(e)    The execution and delivery of the Loan Documents, the filing of the Mortgages in the official records of the county in which the applicable Resort is located, create in favor of Agent and each Lender a valid and perfected continuing first priority security interest in the Collateral. The Collateral shall secure the full payment and performance of the Obligations.

(f)    The Mortgages constitute and will constitute valid and enforceable first and prior liens and security interests on the Inventory.

(g)    The Loan documents are in full force and effect, are and will be valid and binding obligations of the respective makers in favor of Agent and each Lender, and the Borrower further warrants and guarantees the value, quantity, sound condition, grade and quality of the Inventory and rights, properties, easements and interests appurtenant or related thereto.

•
Neither Agent nor any Lender shall be required to take, and the Borrower has taken any and all required steps to protect Agent and each Lenders security interest in the Collateral (other than maintaining possession of the portion of the Collateral constituting instruments); and neither Agent nor any Lender is or shall be required to collect or realize upon the Collateral or any distribution of interest or principal, nor shall loss of, or damage to, the Collateral release the Borrower from any of the Obligations.

6.3    Financial Statements and Business Condition. The Financial Statements for the first nine (9) months of the calendar year 2005, are, to the best of Borrower’s knowledge, accurate and fairly represent the financial condition of the Borrower for the periods in question, subject to the written qualifications set forth therein. To the best of Borrower’s knowledge, there are no material liabilities, direct or indirect, fixed or contingent, of Borrower, except as disclosed to Agent in writing.

6.4    Taxes.

In accordance with the requirements set forth in the Declaration, Borrower represents and warrants that Borrower, Silverleaf Club, or the applicable Timeshare Owners’ Association, as required, has paid or will have paid in full, prior to delinquency, all ad valorem taxes and other taxes and assessments against the Resorts and the Collateral; and Borrower knows of no basis for any additional taxes or assessments against the Resorts or the Collateral. Borrower, Silverleaf Club, or the applicable Timeshare Owners’ Association, as the case may be, has filed all tax returns required to have been filed by it and has paid or will pay prior to delinquency, all taxes shown to be due and payable on such returns, including interest and penalties thereon, and all other taxes which are payable by it to the extent the same have become due and payable.

6.5    Title to Properties: Prior Liens. Borrower has good and marketable title to all of the Collateral, and to all unsold Units and Intervals at each Resort, and all rights, properties and benefits appurtenant to or benefiting them. Borrower is not in default under any of the documents evidencing or securing any indebtedness which is secured, wholly or in part, by any portion of any Resort or any portion or all the Collateral and no event has occurred which with the giving of notice, the passage of time or both, would constitute a default under any of the documents evidencing or securing any such indebtedness. Other than the Liens granted in favor of Agent and the Liens described in Schedule 6.5 hereto, there are no liens or encumbrances against the Collateral, or against any Resort.

6.6    Subsidiaries, Affiliates and Capital Structure. Borrower has no Subsidiaries or Affiliates which have any involvement or interest in any Resort in any way. None of the Affiliates of Borrower are parties to any proxies, voting trusts, shareholders agreements or similar arrangements pursuant to which voting authority, rights or discretion with respect to Borrower is vested in any other Person.

6.7    Litigation, Proceedings, Etc. Except for those matters identified in Schedule 6.7 hereto, there are no actions, suits, proceedings, orders or injunctions pending or threatened against or affecting Borrower, the Resorts or the Timeshare Owners’ Association at law or in equity, or before or by any governmental authority or other tribunal, which (a) could have a material adverse effect on Borrower or (b) relate to the Loan or which could have a material effect on the Collateral or the Resorts. Borrower has received no notice from any court, governmental authority or other tribunal alleging that Borrower or the Resorts have violated the Timeshare Act, any of the rules or regulations thereunder, the Declaration or any other Applicable Laws, agreements or arrangements that could have any material effect on the Loan, the Collateral or the Resorts.

6.8    Licenses, Permits, Etc. Borrower, the Resorts, the Timeshare Owners’ Associations or Borrower’s Affiliates involved in the operations of the Resorts, and, to the best of Borrower’s knowledge after diligent inquiry, other Persons involved in the operations of the Resorts, possess all requisite franchises, certificates of convenience and necessity, operating rights, approvals, licenses, permits, consents, authorizations, exemptions and orders as are necessary to carry on its or their business as now being conducted, without any known conflict with the rights of others and, with respect to Borrower, the Resorts and the Timeshare Owners’ Associations, in each case subject to no mortgage, pledge, Lien, lease, encumbrance, charge, security interest, title retention agreement or option other than as provided for by this Agreement.

6.9    Environmental Matters. Except as otherwise noted on Schedule 6.9: (a) no Resort contains any Hazardous Materials, (b) no Hazardous Materials are used or stored at or transported to or from the Resorts, (c) neither Borrower nor the Resorts nor any manager thereof nor to Borrower’s knowledge, the Timeshare Owners’ Associations, have received notice from any governmental agency, entity or other Person with regard to Hazardous Materials on, under or affecting any Resort, and (d) neither Borrower, the Resorts, nor any portion thereof, nor to Borrower’s knowledge after diligent inquiry, the Timeshare Owners’ Associations, are in violation of any Environmental Laws.

6.10    Full Disclosure. No information, exhibit or written report or the content of any schedule furnished by or on behalf of Borrower to Agent or any Lender in connection with the Loan or the Resorts contains any material misstatement of fact or omits the statement of a material fact necessary to make the statement contained herein or therein not misleading. Borrower knows of no fact or condition which will prevent the sale of Intervals to Purchasers or prevent the operation of the Resorts in accordance with the Declarations and related public offering statements, and in accordance with applicable law, or prevent Borrower from performing its Obligations pursuant to the Loan Documents.

6.11    Use of Proceeds/Margin Stock. None of the proceeds of the Loan will be used to purchase or carry any margin stock (as defined under Regulation G, T, S, X or U of the Board of Governors of the Federal Reserve System, as in effect from time to time), and no portion of the proceeds of the Loan will be extended to others for the purpose of purchasing or carrying margin stock. None of the transactions contemplated in the Agreement (including, without limitation, the use of the proceeds from the Loan) will violate or result in the violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including, without limitation, Regulations G, T, S, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter 11.

6.12    Compliance with Law. The Borrower

(a)    is not in violation, nor are any of its Resorts, or the business operations in respect of any of the Resorts, or to the Borrower’s knowledge after diligent inquiry, the Timeshare Owners’ Association, in violation, of the Timeshare Act, or any laws, ordinances, governmental rules or regulations of any state in which a Resort is located, any political subdivision of said states or any other jurisdiction to which the Borrower or the Resorts, or the business operations conducted in respect of the Resorts, or the Timeshare Owners’ Association, are subject; and

(b)  has not failed, nor have the Resorts or, to Borrower’s knowledge, the Timeshare Owners’ Associations failed, to obtain any consents or joinders, or any approvals, licenses, permits, franchises or other governmental authorizations, or to make or cause to be made any filings, submissions, registrations or declarations with any government or agency or department thereof, necessary to the establishment, ownership or operation of the Resorts or any of Borrower’s Properties, or to the conduct of Borrower’s business, including, without limitation, the operation of the Resorts and the sale, or offering for sale, of Intervals therein; which violation or failure to obtain or register materially adversely affects the Borrower, the Resorts or the business, prospects, profits, properties or condition (financial or otherwise) of the Borrower or the Resorts. The Borrower has, to the extent required by its activities and businesses, and the operations of the Resorts, fully complied with (1) all of the applicable provisions of (a) the Consumer Credit Protection Act; (b) Regulation Z of the Federal Reserve Board; (c) the Equal Credit Opportunity Act; (d) Regulation B of the Federal Reserve Board; (e) the Federal Trade Commission’s 3-day cooling-off Rule for Door-to-Door Sales; (f) Section 5 of the Federal Trade Commission Act; (g) the Interstate Land Sales Full Disclosure Act (“ILSA”); (h) federal postal laws; (i) applicable state and federal securities laws; (j) applicable usury laws; (k) applicable trade practices, home and telephone solicitation, sweepstakes, anti-lottery and consumer credit and protection laws; (l) applicable real estate sales licensing, disclosure, reporting and escrow laws; (m) the Americans With Disabilities Act and related accessibility guidelines (“ADA”); (n) the Real Estate Settlement Procedures Act (“RESPA”); (o) all amendments to and rules and regulations promulgated under the foregoing acts or laws; and (p) other applicable federal statutes and the rules and regulations promulgated thereunder; and (2) all of the applicable provisions of the Timeshare Acts, any law or laws of any state (and the rules and regulations promulgated thereunder) relating to ownership, establishment or operation of the Resort, or the sale, offering for sale, or financing of Intervals.

6.13    Defaults. Borrower has no knowledge of any Default or Event of Default not disclosed to Agent in writing. Borrower has no knowledge of any default or event of default under any loan facility or with any Lender. Borrower has no knowledge of any condition or event, which, with the passage of time, notice or both, would constitute an Event of Default or an event of default under any loan facility or with any Lender.

6.14    Restrictions of Borrower. Except as set forth on Schedule 6.14, the Borrower will not be, on or after the date hereof, a party to any contract or agreement which restricts its right or ability to incur indebtedness or prohibits Borrower’s execution of or compliance with the terms of this Agreement and the Loan Documents. The Borrower has not agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of the Collateral, to be subject to a Lien except in favor of Agent as provided herein.

6.15    Broker’s Fees. Borrower, Agent and each Lender represent to each other that neither of them has made any commitment or taken any action which will result in a claim for any brokers’, finders’ or other similar fees or commitments with respect to the transactions described in the Agreement. The Borrower agrees to indemnify Agent and each Lender and save and hold Agent and each Lender harmless from all claims of any Person for any broker’s or finder’s fee or commission, and this indemnity shall include reasonable attorneys’ fees and legal expenses.

6.16    Deferred Compensation Plans. The Borrower has no pension, profit sharing or other compensatory or similar plan (herein called a “Plan”) providing for a program of deferred compensation for any employee or officer. No fact or situation, including but not limited to, any “Reportable Event,” as that term is defined in Section 4043 of the Employee Retirement Income Security Act of 1974 as the same may be amended from time to time (“Pension Reform Act”), exists or will exist in connection with any Plan of the Borrower which might constitute grounds for termination of any Plan by the Pension Benefit Guaranty Corporation or cause the appointment by the appropriate United States District Court of a Trustee to administer any such Plan. No “Prohibited Transaction” within the meaning of Section 406 of the Pension Reform Act exists or will exist upon the execution and delivery of the Agreement or the performance by the parties hereto of their respective duties and obligations hereunder. The Borrower will (1) at all times make prompt payment of contributions required to meet the minimum funding standards set forth in Sections 302 through 305 of the Pension Reform Act with respect to each of its Plans; (2) promptly, after the filing thereof, furnish to the Agent copies of each annual report required to be filed pursuant to Section 103 of the Pension Reform Act in connection with each Plan for each Plan Year, including any certified financial statements or actuarial statements required pursuant to said Section 103; (3) notify the Agent immediately of any fact, including, but not limited to, any Reportable Event arising in connection with any Plan which might constitute grounds for termination thereof by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate United States District Court of a Trustee to administer the Plan; and (4) notify the Agent of any “Prohibited Transaction” as that term is defined in Section 406 of the Pension Reform Act. The Borrower will not (a) engage in any Prohibited Transaction or (b) terminate any such Plan in a manner which could result in the imposition of a Lien on the Property of the Borrower pursuant to Section 4068 of the Pension Reform Act.

6.17    Labor Relations. The employees of the Borrower are not a party to any collective bargaining agreement with the Borrower, and, to the best knowledge of the Borrower and its officers, there are no material grievances, disputes or controversies with any union or any other organization of Borrower’s employees, or threats of strikes, work stoppages or any asserted pending demands for collective bargaining by any union or organization.

6.18    Resort.

(a)    Timeshare Plan. Each Resort has been established and dedicated, and is and will remain, a time-share plan and project in full compliance with all Applicable Laws and regulations, including without limitation, the Timeshare Act.

(b)    Access. Each Resort has direct access to a publicly dedicated road and all roadways inside each Resort are subject to an access and use easement or other dedication or provision that benefits and will continue to benefit all Purchasers.

(c)    Utilities. Electric, sanitary and stormwater sewer, telephone, water facilities and other necessary utilities are available in sufficient capacity to service each Resort and any easements necessary to the furnishing of such utility services have been obtained and duly recorded, and inure to the benefit of each Resort and each Timeshare Owners’ Association.

(d)    Amenities. Each Purchaser of an Interval has and will have access to and the full use and enjoyment of all of the Common Elements and public utilities of the Resort in which such interval is located, all in accordance with the Declaration and Timeshare Documents.

(e)    Construction. All costs arising from the construction or acquisition of any Units and any other improvements and the purchase of any fixtures or equipment, inventory, furnishings or other personalty located in, at, or on the Resorts have been paid or will be paid when due.

(f)    Sale of Intervals. The marketing, sale, offering of sale, rental, solicitation of Purchasers or, if applicable, lessees, and financing of Intervals in the Resort: (1) do not constitute the sale, or the offering of sale, of Securities subject to the registration requirements of the Securities Act of 1933, as amended, or any state securities law; (2) do not violate the Timeshare Act or any land sales or consumer protection law, statute or regulation of the state where the Resort is located or any other state or jurisdiction in which a Purchaser resides or in which sales or solicitation activities occur; and (3) do not violate any consumer credit or usury statute of state where the Resort is located or any other state or jurisdiction in which a Purchaser resides or in which sales or solicitation activities occur. All marketing and sales activities are performed by employees of Borrower, all of whom are and shall be properly licensed in accordance with Applicable Laws.

(g)    Tangible Property. Except for specific items which may be owned by independent contractors, the machinery, equipment, fixtures, tools and supplies used in connection with the Resort, including without limitation, with respect to the operations and maintenance of the Common Elements, are owned either by Borrower, Silverleaf Club, or the applicable Timeshare Owners’ Association.

(h)    Operating Contracts. Borrower, Silverleaf Club, or the applicable Timeshare Owners’ Association has entered into the contracts, agreements, and arrangements necessary for the operation of the Resorts, including but not limited to those with respect to utilities, maintenance, management, services, marketing and sales.

6.19    Timeshare Regime Reports. Borrower has furnished to Agent true and correct copies of the Timeshare Documents listed on Schedule 6.19, which consist of all those placed on file by the Borrower with the Divisions or any federal, state or local regulatory or recording agencies, offices or departments. All such filings and/or recordations, and all joinders and consents necessary in order to establish the plan in respect of the Resorts, including without limitation, the Units, Intervals, and all appurtenant Common Elements, and all related use and access rights, have been done or obtained and all laws, regulations and statutes, and all agreements or arrangements, in connection therewith have been complied with.

6.20    Operating Contracts. The contracts, agreements and arrangements comprising those agreements or arrangements relating to the operation of the Resorts, including without limitation, with respect to utilities, maintenance, management, services, marketing and sales under which the fees to be paid equal or exceed $50,000.00 (collectively, all such agreements and arrangements are referred to herein as the “Operating Contracts”) are unmodified and in full force and effect and shall remain free and clear of any lien.

6.21    Architectural and Environmental Control. All Units, Common Elements and other improvements at, upon or appurtenant to the Resort are and will be in compliance with the design, use, architectural and environmental control provisions, if any, set forth in the Declaration.

6.22    Tax Identification Number. The Borrower’s federal taxpayer’s identification number is: 75-2259890.

6.23    Inventory Control Procedures. Borrower has provided to Agent a true and complete copy of Borrower's Inventory, Sales and Assignments procedures (the "Inventory Control Procedures"), a copy of which is attached hereto as Schedule 6.23. Borrower is and shall at all times be in full compliance with the Inventory Control Procedures from the date hereof until the Loan is repaid in full. Borrower shall permit Agent, its officers, employees, auditors, and other agents or designees to review the books and records of Borrower and make such other examinations and inspections as Agent in its sole discretion deems necessary to determine that Borrower is in full compliance with such Inventory Control Procedures.

6.24    Additional Representations and Warranties. This Agreement, the Note and the Loan Documents constitute the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with their respective terms.

6.25    No Adverse Selection Criteria. In selecting the Inventory to be pledged to Agent hereunder, Borrower warrants and represents that there shall be no adverse selection criteria regarding the quality and performance of such Inventory and that all Inventory pledged shall be capable of being pledged to Textron Financial Corporation, CapitalSource Finance, LLC or Resort Funding, LLC as eligible inventory under each such facility, to the extent that such parties have extended to Borrower an inventory line of credit.

SECTION 7 -- COVENANTS

7.1    Affirmative Covenants. So long as any portion of the Obligations remains unsatisfied, Borrower hereby covenants and agrees with Agent and each Lender as follows:

(a)    Payment and Performance of Obligations. Borrower shall pay all of the Loan and related expenses (including any amounts due and payable to any Bank Product Provider in respect of Bank Products) when and as the same become due and payable, and Borrower shall strictly observe and perform all of the Obligations, including without limitation, all covenants, agreements, terms, conditions and limitations contained in the Loan Documents, and will do all things necessary which are not prohibited by law to prevent the occurrence of any Event of Default hereunder; and Borrower will maintain an office or agency in the State of Texas where notices, presentations and demands in respect of the Loan Documents may be made upon Borrower. Such office or agency and the books and records of Borrower shall be maintained at 1221 Riverbend Drive, Suite 120, Dallas, Texas 75221 until such time as Borrower shall so notify Agent, in writing, of any change of location of such office or agency.

(b)    Maintenance of Existence, Qualification and Assets. Borrower shall at all times (i) maintain its legal existence, (ii) maintain its qualification to transact business and good standing in any state and in any jurisdiction where it conducts business in connection with the Resort, and (iii) comply or cause compliance with all governmental laws, rules, regulations and ordinances applicable to the Resorts, Borrower or its business, including, without limitation, the Timeshare Act.

(c)    Consolidation and Merger. Borrower will not consolidate with or merge into any other Person or permit any other Person to consolidate with or merge into it, unless: (i) Borrower is the continuing or surviving corporation in any such consolidation or merger and (ii) prior to and immediately after such consolidation or merger, Borrower shall not be in default hereunder.

(d)    Maintenance of Insurance. Borrower, or if required pursuant to the Declaration, the Timeshare Owners’ Association, shall maintain (or Borrower shall cause to be maintained) at all times during the term of this Agreement, policies of insurance with premiums being paid when due, and shall deliver to Agent originals of insurance policies issued by insurance companies, in amounts, in form and in substance, and with expiration dates, all acceptable to Agent and containing a waiver of subrogation rights by the insuring company, a non-contributory standard mortgagee benefit clause, or their equivalents, and a mortgagee loss payable endorsement in favor of and satisfactory to Agent on behalf of each Lender, and breach of warranty coverage, providing the following types of insurance on and with respect to Borrower (or, as appropriate, the respective Associations) and the Resort:

(i)    Fire and extended coverage insurance (including lightning, hurricane, tornado, wind and water damage, vandalism and malicious mischief coverage) covering the improvements and any personal property located in or on the Resorts in an amount not less than the full replacement value of such improvements and personal property, and said policy of insurance shall provide for a deductible acceptable to Agent, breach of warranty coverage, replacement cost endorsements satisfactory to Agent, and shall not permit co-insurance;

(ii)    Public liability and property damage insurance covering the Units and the Resorts in amounts and on terms satisfactory to Agent; and

(iii)    Such other insurance on the Resorts or any replacements or substitutions therefor including, without limitation, flood insurance (if the Property is or becomes located in an area which is considered a flood risk by the U.S. Emergency Management Agency or pursuant to the National Flood Insurance program), in such amounts and upon terms as may from time to time be reasonably required by Agent.

To the extent any other timeshare receivable lender has any rights to approve the form of insurance policies with respect to the Resorts, the amounts of coverage thereunder, the insurers under such policies, or the designation of an attorney-in-fact for purposes of dealing with damage to any part of the Resorts or insurance claims or matters related thereto, or any successor to such attorney-in-fact, or any changes with respect to any of the foregoing, Borrower shall take all steps as may be necessary (and, after turnover, if any, of control of the Resort to the Timeshare Owners’ Association, Borrower shall use its best efforts) to ensure that Agent on behalf of each Lender shall at all times have a co-equal right, with such other lender (including, without limitation, Borrower or any third-party lender), to approve all such matters and any proposed changes in respect thereof; and Borrower shall not cause or permit any changes with respect to any insurance policies, insurers, coverage, attorney-in-fact, or insurance trustee, if any, without Agent’s prior written approval.

In the event of any insured loss or claim in respect of the Resorts or the Units, Borrower shall apply (or cause to be applied), and Borrower covenants that the Timeshare Owners’ Association shall apply (or cause to be applied), all proceeds of such insurance policies in a manner consistent with the Timeshare Documents and the Timeshare Act.

All insurance policies required pursuant to this Agreement (or the Timeshare Documents or Timeshare Act) shall provide that the coverage afforded thereby shall not expire or be amended, canceled, modified or terminated without at least thirty (30) days prior written notice to Agent. At least thirty (30) days prior to the expiration date of each policy maintained pursuant to this Section (d), a renewal or replacement thereof satisfactory to Agent shall be delivered to Agent. Borrower shall deliver or cause to be delivered to Agent receipts evidencing the payment for all such insurance policies and renewals or replacements.

In the event of any fire or other casualty to or with respect to the improvements on or at the Resorts, Borrower covenants that Borrower or the Timeshare Owners’ Association, as the case may be, will promptly restore or repair (or cause to be restored, repaired or replaced) the damaged improvements and repair or replace any other personal property to the same condition as immediately prior to such fire or other casualty and, with respect to the improvements and personal property on the Resorts, in accordance with the terms of the Timeshare Documents or Timeshare Act. The insufficiency of any net insurance proceeds shall in no way relieve Borrower or, as applicable, Borrower and Timeshare Owners’ Association, of its obligation to restore, repair or replace such improvements and other personal property in accordance with the terms hereof, of the Declaration or other Timeshare Documents or of the Timeshare Act, and Borrower covenants that Borrower or, as the case may be, the Timeshare Owners’ Association, shall promptly comply and cause compliance with the provisions of the Declaration and other Timeshare Documents, or of the Timeshare Act relating to such restoration, repair or replacement. Borrower shall, unless an Event of Default has occurred, apply all insurance proceeds payable to or received by it, in accordance with the applicable Declaration. If an Event of Default has occurred, Agent may, in its sole discretion, apply all insurance proceeds in accordance with the applicable Declaration or to the repayment of the Loan.

(e)    Maintenance of Security. Borrower shall execute and deliver (or cause to be executed and delivered) to Agent all security agreements, financing statement filing authorizations, assignments and such other agreements, documents, instruments and certificates, and supplements and amendments thereto, and take such other actions, as Agent deems necessary or appropriate in order to maintain as valid, enforceable and perfected first priority lien and security interest, as applicable, all Liens and security interests in the Collateral granted to Agent as agent for Lenders to secure the Obligations.

(f)    Payment of Taxes and Claims. Borrower will pay, and, as applicable pursuant to the Declaration, Borrower covenants that the Timeshare Owners’ Association will pay, when due, all taxes imposed upon the Resort, the Collateral, the Borrower, the Timeshare Owners’ Association, or any of its or their property, or with respect to any of its or their franchises, businesses, income or profits, or with respect to the Loan or any of the Loan Documents; and Borrower and the Timeshare Owners’ Association, as the case may be, shall pay all other charges and assessments against Borrower, the Collateral and the Resort before any claim (including, without limitation, claims for labor, services, materials and supplies) arises for sums which have become due and payable. Except for the Liens in connection with the Additional Credit Facility, Liens set forth on Schedule 6.5 and the Liens in favor of Agent on behalf of Lenders granted pursuant to the Loan Documents, and except as otherwise specifically provided for herein, Borrower covenants that no statutory or other Liens whatsoever (including, without limitation, mechanics’, materialmens’, judgment or tax liens) shall attach to any of the Collateral or the Resorts except for such Liens as are expressly provided for pursuant to the Declaration. In the event any such Lien attaches to any of the Collateral or the Resort Borrower shall, within thirty (30) days after any such Lien attaches, either (i) cause such Lien to be released of record or (ii) provide Agent with a bond in accordance with the Applicable Laws of the State, issued by a corporate surety acceptable to Agent, in an amount and form acceptable to Agent.

(g)    Inspections. Borrower shall, at any time and from time to time and at the expense of Borrower, permit Agent or any Lender or its respective agents or representatives (provided such Lender has coordinated such inspection with Agent) to inspect the Resorts, the Collateral and if necessary, in Agent’s opinion, to ascertain or assure Borrower’s compliance with the terms of this Agreement, any of Borrower’s other assets or Property, and to examine and make copies of and abstracts from its and, to the extent it has access thereto or possession thereof, the Timeshare Owners’ Association’s, books, accounts, records, original correspondence, computer tapes, disks, software, and other papers as it may desire; and to discuss its affairs, finances and accounts with any of its officers, employees, Affiliates, contractors or independent public accountants (and by this provision Borrower authorizes said accountants to discuss with Agent, its Agents or representatives, the affairs, finances and accounts of Borrower). Agent and each Lender agree to use reasonable efforts not to unreasonably interfere with Borrower’s business operations in connection with any such inspections. Without limiting the foregoing, Agent shall have the right to make such credit investigations as Agent may deem appropriate in connection with its review of Notes Receivable, and Borrower shall make available to Agent all credit information in Borrower’s possession or under its control or to which it may have access, with respect to Purchasers or other obligors under Notes Receivable as Agent may request.

(h)    Reporting Requirements. So long as any portion of the Obligations remain unsatisfied, Borrower shall furnish (or cause to be furnished, as the case may be) to Agent the following:

(i)    The Following Collateral Reports:

Within 1 Business Day of occurrence or receipt
(a)    Upon becoming aware of the existence of any condition or event which constitutes a Default or an Event of Default, Borrower shall deliver to Agent a written notice specifying the nature and period of existence thereof and what action Borrower is taking or proposes to take with respect thereto.

(b)    Upon becoming aware that the holder of any material obligation or of any evidence of material indebtedness of the Borrower has given notice or taken any other action with respect to a claimed default or event of default thereunder, a written notice specifying the notice given or action taken by such holder and the nature of the claimed default or event of default and what action the Borrower is taking or proposes to take with respect thereto;

(c)    Promptly upon receipt thereof, one (1) copy of each other report submitted to Borrower by independent public accountants or other Persons in connection with any annual, interim or special audit made by them of the books of Borrower;

Weekly	(d) None At This Time
Monthly (not later than the 10th Business Day of each month)
(e)    a Borrowing Base Report and all supporting reports and documentation with a Certificate of the Loan to Retail Value of the Inventory which includes (i) a detailed calculation of the Availability as of the end of the month, and (ii) detail regarding Inventory,

(f)    a reconciliation to the detailed calculation of the Availability previously provided to Agent,

(g)    a detailed calculation of Borrower’s obligations, if any, with respect to Bank Product Agreements,

(h)    monthly aging Reports on all Notes Receivable

Quarterly
(i)    a sales report, detailing the sales of all Intervals at the Resorts for the period covered thereby, certified by Borrower to be true, correct and complete and otherwise in a form approved by Agent, provided however, upon 30 days prior written notice Lender may require this report to be furnished on a monthly basis,

(j)    such additional information as Agent may request with respect to the Collateral, or the financial condition of Borrower,

Annually
(k)    a sales report, detailing the sales of all Intervals at the Resorts for the period covered thereby, certified by Borrower to be true, correct and complete and otherwise in a form approved by Agent, and

Upon request by Agent	(l) such other reports as to the Collateral, or the financial condition of Borrower, as Agent may request.

In addition, (i) to the extent required by Agent, in Agent’s Permitted Discretion, Borrower agrees to facilitate the establishment of electronic collateral reporting systems, which will be administered and maintained by Agent, and to cooperate with Agent to facilitate and implement a system of electronic collateral reporting in order to provide electronic reporting of each of the items set forth above, provided however the cost to Borrower for such set up of the electronic collateral reporting systems shall not exceed $5,000, and (ii) a senior member of the management of Borrower or other representative acceptable to Agent will meet with Agent, telephonically at least once in each calendar quarter and in person once each six (6) months, to review and discuss matters relating to Borrower’s business, prospects, projections and affairs as is determined to be reasonable and appropriate by Agent.

(ii)    Quarterly and Annual Financial Reports. As soon as available and in any event upon Borrower’s filing of its Securities and Exchange Commission Form 10-Q, a statement of income and expense and a balance sheet of Borrower for the calendar or fiscal period then ended, and in the case of the second, and third calendar or fiscal quarters ended a statement showing the period then ended and cumulative numbers for the portion of the year then ended, all in such detail and scope as may be reasonably required by Agent and prepared by management on a basis consistent with prior accounting periods and accompanied by an Officer’s Certificate in the form of Exhibit D. In addition to the above, as soon as available but in any event upon Borrower’s filing of its Securities and Exchange Commission Form 10-K reflecting Borrowers financial results for each calendar year or other fiscal year as may be applicable (a “Fiscal Year”), an audited statement of income and expense of Borrower for the annual period ended as of the end of such Fiscal Year, and a balance sheet of Borrower as of the end of such Fiscal Year, all in such detail and scope as may be reasonably required by Agent and prepared in accordance with GAAP and on a basis consistent with prior accounting periods. Each annual financial statement of Borrower shall be prepared by an independent certified public accountant, acceptable to Agent, in its sole discretion. Such audited annual statements shall also be in form and content satisfactory to Agent.

(iii)    Maintenance of Inventory Control. Borrower shall maintain and at all times fully comply with the Inventory Control Procedures from the date hereof until the Loan is repaid in full. Borrower shall permit Agent, its officers, employees, auditors, and other agents or designees to review the books and records of Borrower and make such other examinations and inspections as Agent in its sole discretion deems necessary to determine that Borrower is in full compliance with such Inventory Control Procedures.

(iv)    Material Adverse Developments. Immediately upon becoming aware of any claim, action, proceeding, development or other information which may materially and adversely affect the Borrower, the Collateral, the Resort, the business, prospects, profits or condition (financial or otherwise) of Borrower, or the ability of the Borrower to perform its Obligations under the Agreement, Borrower shall provide Agent with telephonic or telegraphic notice, followed by telefaxed and mailed written confirmation, specifying the nature of such development or information and such anticipated effect.

(v)    Other Information. Borrower shall deliver to Agent: within five (5) days of the filing thereof with the United States Securities and Exchange Commission, copies of each Form 8-K, 10-Q and 10-K filed by and any other information related to the Loan, the Collateral, the Resorts or Borrower as Agent may in good faith request including, without limitation, annually, federal call reports relating to Lockbox Agent.

(vi)    Annual Operating Plan. On or before December 31 of each calendar year, Borrower shall deliver to Agent its Annual Operating Plan.

(i)    Records. Borrower shall keep adequate records and books of account reflecting all financial transactions of Borrower and with respect to the Resorts in which complete entries will be made in accordance with GAAP. In addition, Borrower shall keep, and shall promptly deliver to Agent upon Agent’s request therefore, complete, timely and accurate records of all sales of Intervals.

(j)    Management. Borrower shall: (i) remain engaged in the active management of the Resorts, (ii) unless Borrower notifies Agent in writing at least thirty (30) days in advance of its new location, retain its executive offices at 1221 Riverbend Drive, Suite 120, Dallas, Texas 75221, and (iii) continue to perform duties substantially similar to those presently performed as provided in the management agreement relating to each Resort. No management agreement for any Resort shall be modified, assigned, extended, terminated or entered into nor shall the current method of operation and management of the Resorts be changed in any material manner, without the prior written approval of Agent.

(k)    FICA. Borrower shall furnish to Agent within thirty (30) days after the expiration of each calendar quarter proof reasonably satisfactory to Agent that Borrower’s obligations to make deposits for F.I.C.A., social security and withholding taxes have been satisfied.

(l)    Operating Contracts. Subject to the rights of the Timeshare Owners’ Association as set forth in the Timeshare Documents, no Operating Contract shall be modified, extended, terminated or entered into, without the prior written approval of Agent, if any such modification, extension, termination or new agreement could have a material adverse impact on the operation of the Resort or the Collateral.

(m)    Notices. Borrower shall notify Agent within five (5) Business Days of the occurrence of any event (i) as a result of which any representation or warranty of Borrower contained in any Loan Documents would be incorrect or materially misleading if made at that time, or (ii) as a result of which Borrower is not in full compliance with all of its covenants and agreements contained in this Agreement or any Loan Document, or (iii) which constitutes or, with the passage of time, notice or a determination by Agent would constitute, an Event of Default.

(n)    Maintenance. Borrower shall maintain, or shall cause to be maintained, or to the extent provided for pursuant to the Declaration, shall use its best efforts to cause the Timeshare Owners’ Association to maintain, and the Resorts in good repair, working order and condition and shall make all necessary replacements and improvements to the Resorts consisting of real property so that the value and operating efficiency of the Resorts will be maintained at all times and so that the Resorts remain in compliance in all respects with the Timeshare Act, the Timeshare Documents and other applicable law.

(o)    Claims. Borrower shall promptly notify Agent of any claim, action or proceeding affecting the Resorts or Collateral, or any part thereof, or Agent, any Lender or any of the security interests or rights granted in favor of Agent hereunder or under any of the Loan Documents. At the request of Agent, Borrower shall appear in and defend in favor of each Lender, at Borrower’s sole expense, any such claim, action or proceeding.

(p)    Registration and Regulations.

(i)    Local Legal Compliance. Borrower will comply, and will cause the Resorts to comply, with all applicable servitudes, restrictive covenants, applicable planning, zoning or land use ordinances and building codes, all applicable health and Environmental Laws and regulations, and all other Applicable Laws, rules, regulations, agreements or arrangements.

(ii)    Registration Compliance. The Borrower will maintain, or cause to be maintained, all necessary registrations, current filings, consents, franchises, approvals, and exemption certificates, and the Borrower will make or pay, or cause to be made or paid, all registrations, declarations or fees with the Division and any other government or any agency or department thereof, whether in the state or another jurisdiction, required in connection with the Resort and the occupancy, use and operation thereof, the incorporation of Units into the time-share plan established pursuant to the Declaration and the other Timeshare Documents, and the sale, advertising, marketing, and offering for sale of Intervals. All such registrations, filings and reports will be truthfully completed; and true and complete copies of such registrations, applications, consents, licenses, permits, franchises, approvals, exemption certificates, filings and reports will be delivered to the Agent. Borrower shall advise Agent of any changes with respect to its marketing or sales programs in any jurisdiction, including jurisdictions other than the state, and at Agent’s request from time to time, Borrower shall deliver to Agent: (A) written statements by the applicable state authorities, in form acceptable to Agent, stating that no registration is necessary for the sale of Intervals in the particular state, (B) an opinion of counsel in form acceptable to Agent and rendered by counsel acceptable to Agent, stating that no such registration is necessary, or (C) such other evidence of compliance with Applicable Laws as Agent may require; and

(iii)    Other Compliance. Borrower has, in all material respects, complied with and will comply with all laws and regulations of the United States, the State of Texas, each state in which an applicable Resort or Collateral is located, any political subdivision of either such state and any other governmental, quasi-governmental or administrative jurisdiction in which Intervals have been sold or offered for sale, or in which sales, offers of sale or solicitations with respect to the Resorts have been or will be conducted, including to the extent applicable, but not limited to: (1) the Timeshare Act; (2) the Consumer Credit Protection Act; (3) Regulation Z of the Federal Reserve Board; (4) the Equal Credit Opportunity Act; (5) Regulation B of the Federal Reserve Board; (6) the Federal Trade Commission’s 3-day cooling-off Rule for Door-to-Door Sales; (7) Section 5 of the Federal Trade Commission Act; (8) ILSA; (9) federal postal laws; (10) applicable state and federal securities laws; (11) applicable usury laws; (12) applicable trade practices, home and telephone solicitation, sweepstakes, anti-lottery and consumer credit and protection laws; (13) applicable real estate sales licensing, disclosure, reporting and escrow laws; (14) the ADA; (15) RESPA; (16) all amendments to and rules and regulations promulgated under the foregoing acts or laws; (17) the Federal Trade Commission’s Privacy of Consumer Financial Information Rule; (18) other applicable federal statutes and the rules and regulations promulgated thereunder; and (19) any state law or law of any state (and the rules and regulations promulgated thereunder) relating to ownership, establishment or operation of the Resort, or the sale, offering for sale, or financing of Intervals.

(q)    Other Documents. The Borrower will maintain to the satisfaction of the Agent, and make available to Agent and other Lenders, accurate and complete files relating to the Resort, the Pledged Notes Receivable and other Collateral, and such files will contain true copies of each Pledged Note Receivable, as amended from time to time, copies of all relevant credit memoranda relating to such Notes Receivable and all collection information and correspondence relating thereto.

(r)    Further Assurances. Borrower will execute and deliver, or cause to be executed and delivered, such other and further agreements, documents, instruments, certificates and assurances as, in the judgment of Agent exercised in good faith may be necessary or appropriate to more effectively evidence or secure, and to ensure the performance of, the Obligations. In addition, Borrower shall deliver to Agent from time to time upon each request by Agent such documents, instruments or other matters or items as Agent may require to evidence Borrower’s compliance with the covenants set forth in this Section 7.1.

(s)    Utilities. The Borrower will cause, or to the extent provided for pursuant to the Declaration, covenants to use its best efforts to ensure that the Timeshare Owners’ Association, or the manager of the Resort, as applicable, will cause, electric, sanitary and stormwater sewer, water facilities, drainage facilities, solid waste disposal, telephone and other necessary utilities to be available to the Resort in sufficient capacity to service the Resort.

(t)    Amenities. The Borrower will cause, or to the extent provided for pursuant to the Declarations, will use its best efforts to ensure that the Timeshare Owners’ Association, or the manager of the Resort, as applicable, will cause, the Resort to be maintained in good condition and repair, and in accordance with the provisions of the applicable Timeshare Documents, and the Borrower will cause each Purchaser of an Interval at the Resort to have continuing access to, and the use of, to the extent of such Purchaser’s time-share periods, all of the Common Elements and related or appurtenant services, rights and benefits, all as provided in the Declaration and the Timeshare Documents.

(u)    Expenses and Closing Fees. Whether or not the transactions contemplated hereunder are completed, the Borrower shall pay all expenses of the Agent, each Lender and any Participant, whether at the Closing Date or subsequent thereto, relating to negotiating, preparing, documenting, closing and enforcing this Agreement, including, but not limited to:

(i)    the cost of preparing, reproducing and binding this Agreement, the other Loan Documents and all Exhibits and Schedules thereto;

(ii)    the fees and disbursements of Agent, each Lender’s and each Participants’ counsel;

(iii)    Agent, each Lender’s and each Participants’ reasonable out-of-pocket expenses;

(iv)    all reasonable fees and expenses (including fees and expenses of Agent’s, each Lender’s and each Participants’ counsel) relating to any amendments, waivers, consents or subsequent closings pursuant to the provisions hereof;

(v)    all costs, outlays, legal fees and expenses of every kind and character had or incurred in (1) the interpretation or enforcement of any of the provisions of, or the creation, preservation or exercise of rights and remedies under, any of the Loan Documents including the costs of appeal (2) the preparation for, negotiations regarding, consultations concerning, or the defense or prosecution of legal proceedings involving any claim or claims made or threatened against Agent arising out of this transaction or the protection of the Collateral securing the Loan or Advances made hereunder, expressly including, without limitation, the defense by Agent, each Lender and each Participant of any legal proceedings instituted or threatened by any Person to seek to recover or set aside any payment or setoff theretofore received or applied by Agent, each Lender and each Participant with respect to the Obligations, and any and all appeals thereof; and (3) the advancement of any expenses provided for under any of the Loan Documents;

(vi)    all expenses relating to the maintenance and administration of any other escrow agent;

(vii)    all costs and expenses incurred by Agent under the Note, and all late charges under the Note;

(viii)    all real and personal property taxes and assessments, documentary stamp and intangible taxes, sales taxes, recording fees, title insurance premiums and other title charges, document copying, transmittal and binding costs, appraisal fees, lien and judgment search costs, fees of architects, engineers, environmental consultants, surveyors and any special consultants, construction inspection fees, brokers fees, escrow fees, wire transfer fees, and all travel and out-of-pocket expenses of Agent, each Lender and each Participant to conduct inspections or audits. Without limitation of the foregoing, Borrower shall pay the costs of UCC and other searches, UCC and other Loan Document recording fees and applicable taxes, and premiums on each Mortgagee Title Policy delivered to Agent pursuant to this Agreement; and

(ix)    audit, appraisal, and valuation fees and charges as follows: (i) a fee of $950 per day, per auditor, plus out-of-pocket expenses for each financial audit of Borrower performed by personnel employed or contracted by Agent, which audits shall be conducted at Borrower’s expense as frequently as Agent shall determine and (ii) if implemented, a fee of $950 per day, per applicable individual, plus out-of-pocket expenses for the establishment of electronic collateral reporting systems, provided the aggregate fee to be paid by Borrower for this service shall not exceed $5,000.

With respect to the fees payable by Borrower under clauses (ii), (iii), and (iv) above, provided that no Event of Default or condition, omission or act which, with the passage of time, notice or both, would constitute an Event of Default, has occurred, Agent, each Lender and/or each Participant shall provide Borrower in advance, as applicable, with good faith estimates of: (1) the reasonable fees and disbursements of such party’s counsel; (2) such party’s reasonable out-of-pocket expenses; and (3) the reasonable fees and expenses of such party and its counsel relating to any amendments, waivers, consents or subsequent closings pursuant to the provisions hereof, respectively; and such fees, disbursements and expenses shall be in accordance with such good faith estimates.

(v)    Indemnification of Agent and Lender. In addition to (and not in lieu of) any other provisions of any Loan Document providing for indemnification in favor of Agent or Lenders, Borrower shall defend, indemnify and hold harmless Agent and each Lender, its respective subsidiaries, affiliates, officers, directors, agents, employees, representatives, consultants, contractors, servants, and attorneys, as well as the respective heirs, personal representatives, successors or assigns of any or all of them (hereafter collectively the “Indemnified Lender Parties”), from and against, and promptly pay on demand or reimburse each of them with respect to, any and all liabilities, claims, demands, losses, damages, costs and expenses (including without limitation, reasonable attorneys’ and paralegals’ fees and costs), actions or causes of action of any and every kind or nature whatsoever asserted against or incurred by any of them by reason of or arising out of or in any way related or attributable to (i) this Agreement, the Loan Documents, or the Collateral; (ii) the transactions contemplated under any of the Loan Documents or any of the Timeshare Documents, including without limitation, those in any way relating to or arising out of the violation of any federal or state laws, including the Timeshare Act; (iii) any breach of any covenant or agreement or the incorrectness or inaccuracy of any representation and warranty of Borrower contained in this Agreement or any of the Loan Documents (including without limitation any certification of Borrower delivered to Lender or Agent); (iv) any and all taxes, including real estate, personal property, sales, mortgage, excise, intangible or transfer taxes, and any and all fees or charges, including, without limitation under the Timeshare Act, which may at any time arise or become due prior to the payment, performance and discharge in full of the Obligations; (v) the breach of any representation or warranty as set forth herein regarding any Environmental Laws; (vi) the failure of Borrower to perform any obligation or covenant herein required to be performed pursuant to any Environmental Laws; (vii) the use, generation, storage, release, threatened release, discharge, disposal or presence on, under or about the Resorts of any Hazardous Materials; (viii) the removal or remediation of any Hazardous Materials from the Resorts required to be performed pursuant to any Environmental Laws or as a result of recommendations of any environmental consultant or as required by Agent; (ix) claims asserted by any Person (including without limitation any governmental or quasi-governmental agency, commission, department, instrumentality or body, court, arbitrator or administrative board (collectively, a “Governmental Agency”), in connection with or any in any way arising out of the presence, use, storage, disposal, generation, transportation, release, or treatment of any Hazardous Materials on, in, under or affecting the Resorts; (x) the violation or claimed violation of any Environmental Laws in regard to the Resorts; or (xi) the preparation of an environmental audit or report on the Resorts, whether conducted by a Lender, Agent, Borrower or a third-party, or the implementation of environmental audit recommendations. Such indemnification shall not give Borrower any right to participate in the selection of counsel for Agent or any Lender or the conduct or settlement of any dispute or proceeding for which indemnification may be claimed. Agent and each Lender agree to give Borrower written notice of the assertion of any claim or the commencement of any action or lawsuit described in this Section. It is the express intention of the parties hereto that the indemnity provided for in this Section, as well as the disclaimers of liability referred to in this Agreement, are intended to and shall protect and indemnify Agent and each Lender from the consequences of Agent’s and each Lender’s own negligence, whether or not that negligence is the sole or concurring cause of any liability, obligation, loss, damage, penalty, action, judgment, suit, claim, cost, expense or disbursement provided, however, that Borrower shall not be required to protect and indemnify Agent or any Lender from the consequences of Agent’s or any such Lender’s gross negligence, where that gross negligence is the sole cause of the liability, obligation, loss, damage, penalty, action, judgment, suit, claim, cost, expense or disbursement for which indemnification or protection would otherwise be required. The provisions of this Section shall survive the full payment, performance and discharge of the Obligations and the termination of this Agreement, and shall continue thereafter in full force and effect.

(w)    Additional Loan Facility Documents and TFC Conduit Loan Documents. Borrower will comply with the terms and conditions of the CapitalSource Finance Facility, the Resort Finance Facility, the Textron Facility and the TFC Conduit Loan. Nothing contained herein shall prohibit or limit Borrower’s ability to amend or modify any of the CSF Documents or any of the RFC Documents or any of the TFC Documents or any document in connection with the TFC Conduit Loan or documents evidencing any other indebtedness of Borrower, provided Borrower provides Agent with a copy of the fully executed loan documents promptly within ten (10) days after execution.

(x)    Financial Covenants.

(i)    Tangible Net Worth. Borrower shall, on and after the Closing Date, at all times have and maintain a Tangible Net Worth of $108,000,000.

(ii)    Marketing and Sales Expenses. As of the last day of each fiscal quarter, commencing with the fiscal quarter ending December 31, 2005, Borrower will not permit the four quarter cumulative ratio of Marketing and Sales Expenses to the Borrower’s net proceeds from the sale of Intervals as recorded on the Borrower’s financial statements for the immediately preceding four (4) consecutive fiscal quarters of the Borrower to equal or exceed a ratio of .570 to 1.

(iii)    Maximum Loan Delinquency. Borrower will not permit as of the last day of each calendar quarter its over 30-day delinquency rate on its entire Notes Receivable portfolio to be greater than ten percent (10%).

(iv)    Interest Coverage. For the calendar quarter of Borrower ending December 31, 2005 and for each calendar quarter thereafter, the average of the Interest Coverage Ratio for Borrower for such calendar quarter and the Interest Coverage Ratios for each of the three immediately preceding calendar quarters shall be at least 1.25:1. The term Interest Coverage Ratio means with respect to any Person for any calendar quarter, the ratio of (a) EBITDA for such period less capital expenditures as determined in accordance with GAAP, for such period to (b) the Total Interest Expense minus all non-cash items constituting interest expense for such period.

(v)    Profitable Operations. Borrower will not permit Consolidated Net Income (a) for any fiscal year, commencing with the fiscal year ending December 31, 2005, to be less than $1.00 and (b) for any two consecutive fiscal quarters (reviewed on an individual rather than on an aggregate basis) to be less than $1.00.

(i)    Maximum Debt to Tangible Net Worth. Borrower shall maintain a ratio of (i) the outstanding amount of Indebtedness of Borrower (excluding Subordinated Debt), to (ii) Tangible Net Worth, each as measured on a fiscal quarter-end basis commencing the calendar quarter ending December 31, 2005 and for each fiscal quarter thereafter, which is less than or equal to 6.00 to 1.00.

7.2    Negative Covenants. So long as any portion of the Obligations remain unsatisfied, Borrower hereby covenants and agrees with Agent and each Lender as follows:

(a)    Limitation on Other Debt, Further Encumbrances. Borrower will not obtain financing and grant liens with respect to the Collateral. Notwithstanding anything herein to the contrary, Borrower may, without first obtaining the written consent of Agent obtain financing and grant liens with respect to any of its assets or other property except for the Collateral and those assets or property restricted by a negative pledge provided: (i) Borrower provides ten days prior written notice to Agent setting forth the terms and conditions of such financing; (ii) no Event of Default or condition, omission or act which, with the passage of time, notice or both, would constitute an Event of Default, has occurred; (iii) such financing does not result in an Event of Default hereunder or under any documents evidencing any other indebtedness of Borrower; and (iv) Agent is promptly provided a copy of the fully executed loan documents relating thereto.

(b)    Restrictions on Transfers. Except as hereinafter specifically provided, Borrower shall not, whether voluntarily or involuntarily, by operation of law or otherwise, (i) without obtaining the prior written consent of Agent (which consent may be given, withheld or conditioned by Agent in Agent’s sole discretion), transfer, sell, pledge, convey, hypothecate, factor or assign all or any portion of the Collateral, the Encumbered Intervals, the Common Elements relating to the Inventory or any Resort facilities or amenities, or contract to do any of the foregoing, including, without limitation, pursuant to options to purchase, and so-called “installment sales contracts” or “contracts for deed”, provided that the foregoing restriction on transfers shall not apply to the conveyance of SPV Assets to the SPV, (ii) without obtaining the prior written consent of Agent (which consent may be given, withheld or conditioned by Agent in Agent’s sole discretion), lease or license all or any portion of the Collateral, the Inventory, the Common Elements relating to the Inventory or any Resort facilities or amenities (except for the license created in favor of SPV under any license agreement with Borrower, Silverleaf Club or any timeshare owners association, to use or access the reservation system or related computer hardware or software for any Resort), or change the legal or actual possession or use thereof, (iii) permit the assignment, transfer, delegation, change, modification or diminution of the duties or responsibilities of Borrower, of any manager of the Resorts approved by Agent as manager of the Resorts (except for an assignment of such duties to a professional management company or companies reasonably acceptable to Agent in advance) without obtaining the prior written consent of Agent (which consent shall not be unreasonably withheld), or (iv) without obtaining the prior written consent of Agent (which consent may be given, withheld or conditioned by Agent in Agent’s sole discretion), cause or permit the assignment, pledge or other encumbrance of any of the Operating Contracts or all or any portion of Borrower’s right, title or interest in the Declaration. Without limiting the generality of the preceding sentence, and subject to the terms of this Agreement, the prior written consent of Agent (as specified above) shall be required for (A) any transfer of the Inventory, the Common Elements relating to the Inventory or any Resort facilities or amenities or any part thereof made to a subsidiary or Affiliate or otherwise, (B) any transfer of all or any part of the Inventory, the Common Elements relating to the Inventory or any Resort facilities or amenities by Borrower to its stockholders or Affiliates or vice versa, and (C) any corporate merger or consolidation, disposition or other reorganization, except as permitted in Section 7.1(c) hereof. In the event that Agent is willing to consent to a transfer which would otherwise be prohibited by this Section (b) Agent may condition its consent on such terms as it desires, including, without limitation, an increase in the Interest Rate and the requirement that Borrower pay a transfer fee, together with any expenses incurred by Agent in connection with the granting of such consent (including, without limitation, attorneys’ fees and expenses). If Borrower violates the terms of this Section (b), in addition to any other rights or remedies which Agent may have herein, in any other Loan Document, or at law or in equity, Agent may by written notice to Borrower increase, effective immediately as of the date of such violation, the Interest Rate to the Default Rate.

(c)    Use of a Lender or Agent’s Name. Borrower will not, and will not permit any Affiliate to, without the prior written consent of Agent, such Lender or a Participant, use the name of Agent, any Lender or any Participant or the name of any affiliate of Agent, any Lender or any Participant in connection with any of their respective businesses or activities, except in connection with internal business matters and as required in dealings with governmental agencies.

(d)    Transactions with Affiliates. Except as provided in the SPV Documents, without the prior written consent of Agent, which shall not unreasonably be withheld, Borrower will not enter into any transaction with any Affiliate in connection with the Resorts, including, without limitation, relating to the purchase, sale or exchange of any assets or properties or the rendering of any service, except in the ordinary course of, and pursuant to the reasonable requirements of, the operations of the Resorts and upon fair and reasonable terms.

(e)    Restrictive Covenants. Borrower will not without Agent’s prior written consent seek, consent to, or otherwise acquiesce in, any change in any private restrictive covenant, planning or zoning law or other public or private restriction, which would limit or alter the use of the Resorts.

(f)    Subordinated Obligations. Borrower will not, directly or indirectly, (i) permit any payment to be made in respect of any indebtedness, liabilities or obligations, direct or contingent, (the “Subordinated Debt”) to any of its shareholders or their affiliates or which are subordinated by the terms thereof or by separate instrument to the payment of principal of, and interest on, the Note; (ii) permit the amendment, rescission or other modification of any such subordination provisions of any of Borrower’s subordinated obligations in such a manner as to affect adversely the Lien in and to the Collateral or Agent’ senior priority position and entitlement as to payment and rights with respect to the Note and the Obligations, or (iii) permit the prepayment or redemption, except for mandatory prepayments, of all or any part of Borrower’s obligations to its shareholders, or of any subordinated obligations of Borrower except in accordance with the terms of such subordination. Notwithstanding anything to the contrary in this Section 7.2(f), so long as Borrower’s Tangible Net Worth remains in compliance with Section 7.1(x)(i), Borrower may: (i) retire unsecured subordinated debt, and/or (ii) declare dividends, buy back stock, and perform other equity transactions.

(g)    Timeshare Regime. Without Agent’s prior written consent, Borrower shall not amend, modify or terminate the Declarations or other Timeshare Documents, or any other restrictive covenants, agreements or easements regarding the Resorts (except for routine non-substantive modifications which have no impact on the Collateral). Except as otherwise provided herein, Borrower shall not assign its rights as developer under the Declarations without Agent’s prior written consent, or file or permit to be filed any additional covenants, conditions, easements or restrictions against or affecting the Resorts (or any portion thereof) without Agent’s prior written consent, which consent shall not be unreasonably withheld.

(h)    Name Change. Borrower will not change its name or state of organization.

(i)    Collateral. Borrower shall not take any action (nor permit or consent to the taking of any action) which might impair the value of the Collateral or any of the rights of the Agent or any Lender in the Collateral, nor shall Borrower cause or permit any amendment to or modification of the Timeshare Documents.

(j)    Marketing/Sales. Borrower shall not market, attempt to sell or sell or permit or justify any sales or attempted sales of any Intervals except in compliance with the Timeshare Act and Applicable Laws in state and other jurisdictions where marketing, sales or solicitation activities occur.

(k)    Modifications of Additional Loan Facility Documents, Silverleaf Finance II Documents and Other Debt Instruments. Nothing contained herein shall prohibit or limit Borrower’s ability to amend or modify any of the CSF Documents or any of the RFC Documents or any of the TFC Documents or any document in connection with the TFC Conduit Loan or documents evidencing any other indebtedness of Borrower, provided Borrower provides Agent with a copy of the fully executed loan documents promptly within ten (10) days after execution.

SECTION 8 -- EVENTS OF DEFAULT

8.1    Nature of Events. An “Event of Default” shall exist if any of the following shall occur:

(a)    Payments. If Borrower shall fail to make, as and when due, any payment or mandatory prepayment of principal, interest, fees or other amounts with respect to the Loan and such failure shall continue for five (5) days after notice of such failure is provided by Agent.

(b)    Covenant Defaults. If Borrower shall fail to perform or observe any covenant, agreement or warranty contained in this Agreement or in any of the Loan Documents, (other than with respect to the failure to make timely payments in respect of the Loan as provided in Section 8.1(a) or violation of (i) the financial covenants in Section 7.1(x) or (ii) any negative covenants in Section 7.2 and, such failure shall continue for fifteen (15) days after notice of such failure is provided by Agent, provided however, that if Borrower commences to cure such failure within such 15 day period, but, because of the nature of such failure, cure cannot be completed within 15 days notwithstanding diligent effort to do so, then, provided Borrower diligently seeks to complete such cure, an Event of Default shall not result unless such failure continues for a total of thirty (30) days.

(c)    Warranties or Representations. If any representation or other statement made by or on behalf of Borrower in this Agreement, in any of the Loan Documents or in any instrument furnished in compliance with or in reference to the Loan Documents, is false, misleading or incorrect in any material respect as of the date made or reaffirmed.

(d)    Enforceability of Liens. If any lien or security interest granted by Borrower to Agent in connection with the Loan is or becomes invalid or unenforceable or is not, or ceases to be, a perfected first priority lien or security interest, as applicable, in favor of Agent, encumbering the asset which it is intended to encumber, and Borrower fails to cause such lien or security interest to become a valid, enforceable, first and prior lien or security interest in a manner satisfactory to Agent within ten (10) days after Agent delivers written notice thereof to Borrower.

(e)    Involuntary Proceedings. If a case is commenced or a petition is filed against Borrower under any Debtor Relief Law; a receiver, liquidator or trustee of Borrower or of any material asset of Borrower is appointed by court order and such order remains in effect for more than forty-five (45) days; or if any material asset of Borrower is sequestered by court order and such order remains in effect for more than forty-five (45) days.

(f)    Proceedings. If Borrower voluntarily seeks, consents to or acquiesces in the benefit of any provision of any Debtor Relief Law, whether now or hereafter in effect; consents to the filing of any petition against it under such law; makes an assignment for the benefit of its creditors; admits in writing its inability to pay its debts generally as they become due; or consents or suffers to the appointment of a receiver, trustee, liquidator or conservator for it, or any part of its, assets.

(g)    Attachment, Judgment, Tax Liens. The issuance, filing, levy or seizure against the Collateral, or, with respect to the Resorts or the Obligations, against Borrower of one or more attachments, injunctions, executions, tax liens or judgments for the payment of money cumulatively in excess of $100,000.00, which is not discharged in full or stayed within thirty (30) days after issuance or filing.

(h)    Timeshare Documents. If the Declaration, any of the other documents creating or governing the Resorts, its timeshare regime, or the Timeshare Owners’ Association, or the restrictive covenants with respect to the Resorts, shall be terminated, amended or modified without Agent’s prior written consent (except for routine non-substantive modifications which have no impact on the Collateral).

(i)    Removal of Collateral. If Borrower conceals, removes, transfers, conveys, assigns or permits to be concealed, removed, transferred, conveyed or assigned, any of the Collateral in violation of the terms of the Loan Documents or with the intent to hinder, delay or defraud its creditors or any of them including, without limitation, Agent or any Lender.

(j)    Other Defaults. If a material default shall occur in any of the covenants or Obligations set forth in any of the Loan Documents.

(k)    Material Adverse Change. Any material adverse change in the financial condition of Borrower or in the condition of the Collateral. For purposes of this provision, a decline in the net worth of Borrower of $500,000.00 or less shall not be considered a material adverse change.

(l)    Default by Borrower in Other Agreements. Any default as defined in the applicable loan agreement, by Borrower (i) in the payment of any indebtedness to any lender, including any indebtedness owed under the Capital Source Finance Facility, the Resort Finance Facility, the Textron Financial Facility or the Additional Credit Facility; (ii) in the payment or performance of other indebtedness for borrowed money or obligations secured by any part of the Resort; (iii) in the payment or performance of other material indebtedness or obligations (material indebtedness or obligations being defined for purposes of this provision as any indebtedness or obligation in excess of $200,000) where such default accelerates or permits the acceleration (after the giving of notice or passage of time or both) of the maturity of such indebtedness, or permits the holders of such indebtedness to elect a majority of the board of directors of Borrower (whether or not such default[s] have been waived by such holder) or (iv) the acceleration by CapitalSource Finance, LLC under the CSF Documents, Resort Funding, LLC under the RFC Documents, Textron Financial Corporation under the TFC Documents or the bondholders of their respective credit facilities.

(m)    Violation of Negative Covenants. Borrower violates any negative covenants set forth in Section 7.2.

(n)    Violation of Financial Covenants. Borrower violates any financial covenants set forth in Section 7.1(x).

SECTION 9 -- REMEDIES

9.1    Remedies Upon Default. Should an Event of Default occur, Agent on behalf of each Lender may take any one or more of the actions described in this Section 9, all without notice to Borrower:

(a)    Acceleration. Without demand or notice of any nature whatsoever, declare the unpaid balance of the Loans, or any part thereof, immediately due and payable, whereupon the same shall be due and payable.

(b)    Termination of Obligation to Advance. Terminate any obligation of the Lenders to lend under this Agreement in its entirety, or any portion of any such commitment, to the extent Agent shall deem appropriate, all without notice to Borrower.

(c)    Judgment. Reduce each Lender’s claim to judgment, foreclose or otherwise enforce each Lender’s security interest in all or any part of the Collateral by any available judicial or other procedure under law.

(d)    Sale of Collateral and Foreclosure of Mortgages. After notification, if any, provided for in Section 9.2 below, Agent may sell or otherwise dispose of, at the office of Agent, or elsewhere, as chosen by Agent, all or any part of the Collateral, and any such sale or other disposition may be as a unit or in parcels, by public or private proceedings, and by way of one or more contracts (it being agreed that the sale of any part of the Collateral shall not exhaust Agent’s power of sale, but sales may be made from time to time until all of the Collateral has been sold or until the Obligations have been paid in full and fully performed), and at any such sale it shall not be necessary to exhibit the Collateral. Borrower hereby acknowledges and agrees that a private sale or sales of the Collateral, after notification as provided for in Section 9.2, shall constitute a commercially reasonable disposition of the Collateral sold at any such sale or sales, and otherwise, commercially reasonable action on the part of Agent.

(e)    Retention of Collateral. At its discretion, retain such portion of the Collateral as shall aggregate in value to an amount equal to the aggregate amount of the Loans, in satisfaction of the Obligations, whenever the circumstances are such that Agent is entitled on behalf of Lenders and elects to do so under applicable law.

(f)    Receiver. Apply by appropriate judicial proceedings for appointment of a receiver for the Collateral, or any part thereof, and Borrower hereby consents to any such appointment.

(g)    Purchase of Collateral. Buy the Collateral at any public or private sale.

(h)    Exercise of Other Rights. Agent on behalf of each Lender shall have all the rights and remedies of a secured party under the Code and other legal and equitable rights to which it may be entitled. Agent may also exercise any and all other rights or remedies afforded by any other Applicable Laws or by the Loan Documents as Agent shall deem appropriate, at law, in equity or otherwise, including, but not limited to, the right to bring suit or other proceeding, either for specific performance of any covenant or condition contained in the Loan Documents or in aid of the exercise of any right or remedy granted to Agent in the Loan Documents. Agent shall also have the right to require Borrower to assemble any of the Collateral not in Agent’s possession, at Borrower’s expense, and make it available to Agent at a place to be determined by Agent which is reasonably convenient to both parties, and Agent shall, on behalf of the Lenders, have the right to take immediate possession of all of the Collateral, and may enter the Resort or any of the premises of Borrower or wherever the Collateral shall be located, with or without process of law wherever the Collateral may be, and, to the extent such premises are not the property of Agent, to keep and store the same on said premises until sold (and if said premises be the property of Borrower, Borrower agrees not to charge Agent or any Lender for use and occupancy, rent, or storage of the Collateral, for a period of at least ninety (90) days after sale or disposition of the Collateral).

(i)    Replacement of Manager and Servicer. Without demand or notice of any nature whatsoever, upon an Event of Default, Agent may terminate any then existing servicing agreement and replace any then existing Servicer with the Standby Servicer or such other servicer as Agent may select in its Permitted Discretion. Agent shall also have the right to assume management of the Resorts.

9.2    Notice of Sale. Reasonable notification of time and place of any public sale of the Collateral or reasonable notification of the time after which any private sale or other intended disposition of the Collateral is to be made shall be sent to Borrower and to any other person entitled under the Code to notice; provided, however, that if the Collateral threatens to decline speedily in value or is of a type customarily sold on a recognized market, Agent may sell or otherwise dispose of the Collateral without notification, advertisement or other notice of any kind. It is agreed that notice sent not less than five (5) calendar days prior to the taking of the action to which such notice relates is reasonable notification and notice for the purposes of this Section 9.2. Agent shall have the right to bid at any public or private sale on behalf of Lenders. Out of money arising from any such sale, Agent shall retain an amount equal to all of its costs and charges, including attorneys’ fees for advice, counsel or other legal services or for pursuing, reclaiming, seeking to reclaim, taking, keeping, removing, storing and advertising such Collateral for sale, selling same and any and all other charges and expenses in connection therewith and in satisfying any prior Liens thereon. Any balance shall be applied upon the Obligations, and in the event of deficiency, Borrower shall remain liable to the Lenders. In the event of any surplus, such surplus shall be paid to Borrower or to such other Persons as may be legally entitled to such surplus. If, by reason of any suit or proceeding of any kind, nature or description against Borrower, or by Borrower or any other party against Agent or any Lender, which in Agent’s sole discretion makes it advisable for Agent to seek counsel for the protection and preservation of Lenders’ security interest, or to defend the interest of the Lenders, such expenses and counsel fees shall be allowed to Agent and the same shall be made a further charge and Lien upon the Collateral.

In view of the fact that federal and state securities laws may impose certain restrictions on the methods by which a sale of Collateral comprised of Securities may be effected after an Event of Default, Borrower agrees that upon the occurrence or existence of an Event of Default, Agent may, on behalf of Lenders, from time to time, attempt to sell all or any part of such Collateral by means of a private placement restricting the bidding and prospective purchasers to whose who will represent and agree that they are purchasing for investment only and not for, or with a view to, distribution. In so doing, Agent may solicit offers to buy such Collateral, or any part of it for cash, from a limited number of investors deemed by Agent, in its reasonable judgment, to be responsible parties who might be interested in purchasing the Collateral, and if Agent solicits such offers from not less than two (2) such investors, then the acceptance by Agent of the highest offer obtained therefrom shall be deemed to be a commercially reasonable method of disposition of such Collateral.

9.3    Application of Collateral; Termination of Agreements. Upon the occurrence of any Event of Default: (i) each Lender may, with or without proceeding with such sale or foreclosure or demanding payment or performance of the Obligations, without notice, terminate each Lender’s further performance under this Agreement or any other agreement or agreements between Lender and Borrower, without further liability or obligation by Agent or any Lender; (ii) Agent may on behalf of Lenders, at any time, appropriate and apply on any Obligations any and all Collateral in its possession and (iii) each Lender may apply any and all balances, credits, deposits, accounts, reserves, indebtedness or other moneys due or owing to Borrower held by Lender hereunder or under any other financing agreement or otherwise, whether accrued or not. Neither such termination, nor the termination of this Agreement by lapse of time, the giving of notice or otherwise, shall absolve, release or otherwise affect the liability of Borrower in respect of transactions prior to such termination, or affect any of the Liens, security interests, rights, powers and remedies of the Agent or Lenders, but they shall, in all events, continue until all of the Obligations are satisfied.

9.4    Rights of Lender Regarding Collateral. In addition to all other rights possessed by Agent or Lenders, Agent, at its option, may on behalf of each Lender, from time to time after there shall have occurred an Event of Default, and so long as such Event of Default remains uncured, at its sole discretion, take the following actions:

(a)    Transfer all or any part of the Collateral into the name of Agent or its nominee;

(b)    Take control of any proceeds of any of the Collateral;

(c)    Extend or renew the Loan and grant releases, compromises or indulgences with respect to the Obligations, any portion thereof, any extension or renewal thereof, or any security therefor, to any obligor hereunder or thereunder; and

(d)    Exchange certificates or instruments representing or evidencing the Collateral for certificates or instruments of smaller or larger denominations for any purpose consistent with the terms of this Agreement.

9.5    Delegation of Duties and Rights. Agent may execute any of its duties and/or exercise any of its rights or remedies under the Loan Documents by or through its officers, directors, employees, attorneys, agents or other representatives.

9.6    Agent and/or Lenders not in Control. Except as expressly provided herein or in any Loan Document, none of the covenants or other provisions contained in this Agreement or in any Loan Document shall give Agent or any Lender the right or power to exercise control over the affairs and/or management of Borrower.

9.7    Waivers. The acceptance by Agent or any Lender at any time and from time to time of partial payments of the Loan or performance of the Obligations shall not be deemed to be a waiver of any Event of Default then existing. No waiver by Agent or any Lender of any Event of Default shall be deemed to be a waiver of any other or subsequent Event of Default. No delay or omission by Agent or any Lender in exercising any right or remedy under the Loan Documents shall impair such right or remedy or be construed as a waiver thereof or an acquiescence therein, nor shall any single or partial exercise of any such right or remedy preclude other or further exercise thereof, or the exercise of any other right or remedy under the Loan Documents or otherwise. Further, except as otherwise expressly provided in this Agreement or by applicable law, Borrower and each and every surety, endorser, guarantor and other party liable for the payment or performance of all or any portion of the Obligations, severally waive notice of the occurrence of any Event of Default, presentment and demand for payment, protest, and notice of protest, notice of intention to accelerate, acceleration and nonpayment, and agree that their liability shall not be affected by any renewal or extension in the time of payment of the Loan, or by any release or change in any security for the payment or performance of the Loan, regardless of the number of such renewals, extensions, releases or changes.

9.8    Cumulative Rights. All rights and remedies available to any Lender or Agent under the Loan Documents shall be cumulative of and in addition to all other rights and remedies granted under any of the Loan Document, at law or in equity, whether or not the Loan is due and payable and whether or not Agent shall have instituted any suit for collection or other action in connection with the Loan Documents.

9.9    Expenditures by Agent or Lender. Any sums expended by or on behalf of Agent or by Lenders pursuant to the exercise of any right or remedy provided herein shall become part of the Obligations and shall bear interest at the Default Rate, from the date of such expenditure until the date repaid.

9.10    Diminution in Value of Collateral. Neither Agent nor any Lender shall have any liability or responsibility whatsoever for any diminution or loss in value of any of the Collateral, specifically including that which may arise from Agent or any Lender’s negligence or inadvertence, whether such negligence or inadvertence is the sole or concurring cause of any damage.

9.11    Agent’s Knowledge. Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default unless Agent has actual knowledge of the Event of Default or has received a notice from a Lender or Borrower referring to this Agreement and describing such Event of Default. Each Lender agrees that upon learning of the existence of an Event of Default, it will promptly notify Agent thereof in writing. Any such notice by a Lender, shall be in writing sufficient to identify the nature of the Event of Default.

9.12    Lender’s Enforcement Rights. Each Lender has assigned to Agent its absolute and unconditional right to enforce the payment of its Note. No Lender may unilaterally enforce any Lien or security interest in the Collateral, or bring suit against Borrower to enforce such Lender’s rights hereunder or under its Note.

SECTION 10 -- CERTAIN RIGHTS OF LENDER

10.1    Protection of Collateral. Agent on behalf of each Lender may at any time and from time to time take such actions as Agent deems necessary or appropriate to protect the Lender’s Liens and security interests in and to preserve the Collateral, and to establish, maintain and protect the enforceability of Lender’s rights with respect thereto, all at the expense of Borrower. Borrower agrees to cooperate fully with all of Agent’s efforts to preserve the Collateral and Lender’s Liens, security interests and rights and will take such actions to preserve the Collateral and Lender’s Liens, security interests and rights as Agent may direct, including, without limitation, by promptly paying upon Lender’s demand therefor, all documentary stamp taxes or other taxes that may be or may become due in respect of any of the Collateral. All of Agent’s expenses of preserving the Collateral and each Lender’s liens and security interests and rights therein shall be added to the Loan.

10.2    Performance by Agent. If Borrower fails to perform any agreement contained herein, Agent may itself perform, or cause the performance of, such agreement, and the expenses (including any amounts due and payable to any Bank Product Provider in respect of Bank Products) of Agent or WFF incurred in connection therewith shall be payable by Borrower under Section 10.5 below. In no event, however, shall Agent or any Lender have any obligation or duties whatsoever to perform any covenant or agreement of Borrower contained herein or in any of the Loan Documents, Timeshare Documents or Operating Contracts, and any such performance by Agent shall be wholly discretionary with Agent. The performance by Agent, of any agreement or covenant of Borrower on any occasion shall not give rise to any duty on the part of Agent to perform any such agreements or covenants on any other occasion or at any time. In addition, Borrower acknowledges that neither Agent nor any Lender shall at any time or under any circumstances whatsoever have any duty to Borrower or to any third party to exercise any of Lender’s rights or remedies hereunder.

10.3    No Liability of Agent or Lender. Neither the acceptance of this Agreement by Agent and each Lender, nor the exercise of any rights hereunder by Lender or Agent on its behalf, shall be construed in any way as an assumption by Agent or any Lender of any obligations, responsibilities or duties of Borrower arising in connection with any Resort or under the Timeshare Documents or Timeshare Acts, or under any of the Operating Contracts, or in connection with any other business of Borrower, or the Collateral, or otherwise bind Agent or any Lender to the performance of any obligations with respect to any Resort or the Collateral; it being expressly understood that neither Agent nor Lender shall be obligated to perform, observe or discharge any obligation, responsibility, duty, or liability of Borrower with respect to any Resort or any of the Collateral, or under any of the Timeshare Documents, the Timeshare Acts or under any of the Operating Contracts, including, but not limited to, appearing in or defending any action, expending any money or incurring any expense in connection therewith. Without limitation of the foregoing, neither this Agreement, any action or actions on the part of Agent taken hereunder, prior to or following the occurrence of an Event of Default shall constitute an assumption by Agent of any obligations of Borrower with respect to any Resort or any documents or instruments executed in connection therewith, and Borrower shall continue to be liable for all of its obligations thereunder or with respect thereto. Borrower agrees to indemnify, protect, defend and hold Agent and each Lender harmless from and against any and all claims, demands, causes of action, losses, damages, liabilities, suits, costs and expenses, including, without limitation, attorneys’ fees and court costs, asserted against or incurred by Agent and each Lender by reason of, arising out of, or connected in any way with (i) any failure or alleged failure of Borrower to perform any of its covenants or obligations with respect to each Resort or to the Purchasers of any of the Intervals, (ii) a breach of any certification, representation, warranty or covenant of Borrower set forth in any of the Loan Documents, (iii) the ownership of the Pledged Notes Receivable and the rights, titles and interests assigned hereby, or intended so to be, (iv) the debtor-creditor relationships between Borrower on the one hand, and the Agent or Lender, on the other, or (v) the operation of the Resorts or sale of Intervals. The obligations of Borrower to indemnify, protect, defend and hold Agent and each Lender harmless as provided in this Agreement are absolute, unconditional, present and continuing, and shall not be dependent upon or affected by the genuineness, validity, regularity or enforceability of any claim, demand or suit from which Agent or any Lender is indemnified. The indemnity provisions in this Section 10.3 shall survive the satisfaction of the Obligations and termination of this Agreement, and remain binding and enforceable against the Borrower, or its successors or assigns. Borrower hereby waives all notices with respect to any losses, damages, liabilities, suits, costs and expenses, and all other demands whatsoever hereby indemnified, and agrees that its obligations under this Agreement shall not be affected by any circumstances, whether or not referred to above, which might otherwise constitute legal or equitable discharges of its obligations hereunder.

10.4    Right to Defend Action Affecting Security. Agent may, at Borrower’s expense, appear in and defend any action or proceeding at law or in equity which Agent in good faith believes may affect the security interests granted under this Agreement, including without limitation, with respect to the Collateral or the value of thereof or each Lender’s rights under any of the Loan Documents.

10.5    Expenses. All expenses (including any amounts due and payable to any Bank Product Provider in respect of Bank Products) payable by Borrower, under any provision of this Agreement shall be an Obligation of the Borrower and shall be paid by Borrower to Agent, upon demand, and shall bear interest at the Default Rate from the date of expense until repaid by Borrower.

10.6    Lender’s Right of Set-Off. Each Lender shall have the right to set-off against any Collateral any Obligations then due and unpaid by Borrower provided that Lender remits to Agent all such sums received as a result of such set-off so that Agent may insure the distribution thereof in accordance with each Lenders Pro Rata Payment Percentage.

10.7    No Waiver. No failure or delay on the part of Agent in exercising any right, remedy or power under this Agreement or in giving or insisting upon strict performance by Borrower hereunder or in giving notice hereunder shall operate as a waiver of the same or any other power or right, and no single or partial exercise of any such power or right shall preclude any other or further exercise thereof or the exercise of any other such power or right. Agent, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by Borrower of any and all of the terms and provisions of this Agreement to be performed by Borrower. The collection and application of proceeds, the entering and taking possession of the Collateral, and the exercise by Agent of the rights of Lenders contained in the Loan Documents and this Agreement shall not cure or waive any default, or affect any notice of default, or invalidate any acts done pursuant to such notice. No waiver by Agent or any Lender of any breach or default of or by any party hereunder shall be deemed to alter or affect Lender’s rights hereunder with respect to any prior or subsequent default.

10.8    Right of Agent to Extend Time of Payment, Substitute, Release Security, Etc. Without affecting the liability of any Person or entity including without limitation, for the payment of any of the Obligations or without affecting or impairing Lender’s Lien on the Collateral, or the remainder thereof, as security for the full amount of the Loan unpaid and the Obligations, Agent may from time to time, without notice: (a) release any Person liable for the payment of the Loan, (b) extend the time or otherwise alter the terms of payment of the Loan, (c) accept additional security for the Obligations of any kind, including deeds of trust or mortgages and security agreements, (d) alter, substitute or release any property securing the Obligations, (e) realize upon any collateral for the payment of all or any portion of the Loan in such order and manner as it may deem fit, or (f) join in any subordination or other agreement affecting this Agreement or the lien or charge thereof.

10.9    Assignments and Participations

(a)    Any Lender may assign and participate and delegate to one or more assignees or participants (each an “Assignee”) all, or any ratable part of all, of the Obligations and the other rights and obligations of Lender hereunder and under the other Loan Documents; provided, however, that each Lender so doing shall give Agent concurrent written notice of each such assignment and provided further that Agent shall continue to deal solely and directly only with each Lender in connection with the interest so assigned to an Assignee.

(b)    In connection with any such assignment or participation or proposed assignment or participation, any Lender may disclose all documents and information which it now or hereafter may have relating to Borrower and its businesses.

(c)    Any other provision in this Agreement notwithstanding, any Lender which is a banking institution may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Bank or U.S. Treasury Regulation 31 CFR §203.24, and such Federal Reserve Bank may enforce sole through Agent such pledge or security interest in any manner permitted under Applicable Laws but at all times subject to the rights and limitations contained herein.

(d)    Agent acknowledges that as of the date hereof, WFF is the only Lender. Subsequent to the date hereof, in the event that Agent desires to allow another party to executed a joinder agreement or become a Lender under the provisions of this Agreement, Borrower shall have a right of prior approval of such action, provided that Borrower shall not unreasonably withhold its approval of any additional Lender and provided further that Borrower’s non response for a period of ten (10) Business Days after being notified by Agent of such action shall be deemed to be approval of Borrower to such action of Agent.

10.10    Power of Attorney. Borrower does hereby irrevocably constitute and appoint Agent as Borrower’s true and lawful Agent and attorney-in-fact, with full power of substitution, for Borrower and in Borrower’s name, place and stead, or otherwise, to (a) endorse any checks or drafts payable to Borrower in the name of Borrower and in favor of Agent on behalf of each Lender, (b) to demand and receive from time to time any and all property, rights, titles, interests and liens hereby sold, assigned and transferred, or intended so to be, and to give receipts for same, (c) from time to time to institute and prosecute in Agent’s own name any and all proceedings at law, in equity, or otherwise, that Agent may deem proper in order to collect, assert or enforce any claim, right or title, of any kind, in and to the property, rights, titles, interests and liens hereby sold, assigned or transferred, or intended so to be, and to defend and compromise any and all actions, suits or proceedings in respect of any of the said property, rights, titles, interests and liens, (d) upon an Event of Default to change the Borrower’s post office mailing address, and (e) generally to do all and any such acts and things in relation to the Collateral as Agent shall in good faith deem advisable. Borrower hereby declares that the appointment made and the powers granted pursuant to this Section 10.10 are coupled with an interest and are and shall be irrevocable by Borrower in any manner, or for any reason, unless and until a release of the same is executed by Agent and duly recorded in the appropriate public records of Dallas County, Texas.

10.11    Relief from Automatic Stay, Etc. To the fullest extent permitted by law, in the event the Borrower shall make application for or seek relief or protection under the federal bankruptcy code (“Bankruptcy Code”) or other Debtor Relief Laws, or in the event that any involuntary petition is filed against the Borrower under such Code or other Debtor Relief Laws, and not dismissed with prejudice within 45 days, the automatic stay provisions of Section 362 of the Bankruptcy Code are hereby modified as to Agent and each Lender to the extent necessary to implement the provisions hereof permitting set-off and the filing of UCC Financing Statements or other instruments or documents; and Agent and each Lender shall automatically and without demand or notice (each of which is hereby waived) be entitled to immediate relief from any automatic stay imposed by Section 362 of the Bankruptcy Code or otherwise, on or against the exercise of the rights and remedies otherwise available to Lenders as provided in the Loan Documents.

SECTION 11 -- TERM OF AGREEMENT

This Agreement shall continue in full force and effect and the security interests granted hereby and the duties, covenants and liabilities of the Borrower hereunder and all the terms, conditions and provisions hereof relating thereto shall continue to be fully operative until all of the Obligations have been satisfied in full. Borrower expressly agrees that if Borrower makes a payment to Agent on behalf of any Lender, which payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, or otherwise required to be repaid to a trustee, receiver or any other party under any Debtor Relief Laws, state or federal law, common law or equitable cause, then to the extent of such repayment, the Obligations or any part thereof intended to be satisfied and the Liens provided for hereunder securing the same shall be revived and continued in full force and effect as if said payment had not been made.

SECTION 12 -- MISCELLANEOUS

12.1    Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be given to such party at its address set forth below or at such other address as such party may hereafter specify for the purpose of notice to Agent, any Lender or Borrower. Each such notice, request or other communication shall be effective (a) if given by mail, when such notice is deposited in the United States Mail with first class postage prepaid, addressed as aforesaid, provided that such mailing is by registered or certified mail, return receipt requested, (b) if given by overnight delivery, when deposited with a nationally recognized overnight delivery service such as Federal Express or Airborne with all fees and charges prepaid, addressed as provided below, or (c) if given by any other means, when delivered at the address specified in this Section 12.1.

If to Borrower:	Silverleaf Resorts, Inc.
1221 Riverbend Drive, Suite 120
Dallas, TX 75221
Attn: Mr. Robert Mead, CEO

With a Copy to:	Meadows, Owens, Collier, Reed, Cousins and Blau
3700 Nations Bank Plaza
901 Main St.
Dallas, TX 75202
Attn: George R. Bedell, Esq.

If to Lender:	Wells Fargo Foothill, Inc.
13727 Noel Road
Suite 1020
Dallas, Texas 75240
Attn: Loan Portfolio Manager
Fax No. 972-387-5775

With a Copy to:	Polivy & Taschner, LLC
Six Central Row, 2nd Floor
P.O. Box 230294
Hartford, CT 06123-0294
Richard B. Polivy, Esq.
Dale M. Clayton, Esq.
Phone: (860) 560-1180
Fax: (860) 560-1354
RPolivy@aol.com
dmclaytonesq@sbcglobal.net

12.2    Survival. All representations, warranties, covenants and agreements made by Borrower herein, in the other Loan Documents or in any other agreement, document, instrument or certificate delivered by or on behalf of Borrower under or pursuant to the Loan Documents shall be considered to have been relied upon by Lenders and shall survive the delivery to Lenders of such Loan Documents (and each part thereof), regardless of any investigation made by or on behalf of Lenders.

12.3    Governing Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (EXCEPT AS MAY BE EXPRESSLY PROVIDED THEREIN TO THE CONTRARY) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, EXCLUSIVE OF ITS CHOICE OF LAWS PRINCIPLES.

12.4    Limitation on Interest. Agent and each Lender and Borrower intend to comply at all times with applicable usury laws. All agreements between Agent, each Lender and Borrower, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of demand or acceleration of the maturity of the Note or otherwise, shall the interest contracted for, charged, received, paid or agreed to be paid to Agent or any Lender exceed the highest lawful rate permissible under applicable usury laws. If, from any circumstance whatsoever fulfillment of any provision hereof, of the Note or of any other Loan Documents shall involve transcending the limit of such validity prescribed by any law which a court of competent jurisdiction may deem applicable hereto, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity; and if from any circumstance Agent or any Lender shall ever receive anything of value deemed interest by applicable law which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal of the Loan and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal of the Loan, such excess shall be refunded to Borrower. All interest paid or agreed to be paid to Lenders shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal so that the interest on the Loan for such full period shall not exceed the highest lawful rate. Borrower agrees that in determining whether or not any interest payment under the Loan Documents exceeds the highest lawful rate, any non-principal payment (except payments specifically described in the Loan Documents as “interest”) including without limitation, prepayment fees and late charges, shall to the maximum extent not prohibited by law, be an expense, fee, premium or penalty rather than interest. Agent and each Lender hereby expressly disclaim any intent to contract for, charge or receive interest in an amount which exceeds the highest lawful rate. The provisions of the Note, this Agreement, and all other Loan Documents are hereby modified to the extent necessary to conform with the limitations and provisions of this Section 12.4, and this Section 12.4 shall govern over all other provisions in any document or agreement now or hereafter existing. This Section 12.4 shall never be superseded or waived unless there is a written document executed by Agent, each Lender and the Borrower, expressly declaring the usury limitation of this Agreement to be null and void, and no other method or language shall be effective to supersede or waive this paragraph.

12.5    Invalid Provisions. If any provision of this Agreement or any of the other Loan Documents is held to be illegal, invalid or unenforceable under present or future laws effective during the term thereof, such provision shall be fully severable, this Agreement and the other Loan Documents shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof or thereof, and the remaining provisions hereof or thereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance therefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as a part of this Agreement and/or the Loan Documents (as the case may be) a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

12.6    Successors and Assigns. This Agreement and the other Loan Documents shall be binding upon and inure to the benefit of Borrower, Agent and each Lender and their respective successors and assigns; provided that Borrower may not transfer or assign any of its rights or obligations under this Agreement, or the other Loan Documents without the prior written consent of Agent. This Agreement and the transactions provided for or contemplated hereunder or under any of the Loan Documents are intended solely for the benefit of the parties hereto. No third party shall have any rights or derive any benefits under or with respect to this Agreement, or the other Loan Documents except as provided in advance in a writing signed on behalf of Agent and each Lender.

12.7    Amendment. This Agreement may not be amended or modified, and no term or provision hereof may be waived, except by written instrument signed by the Borrower and Agent on behalf of itself and Lenders.

12.8    Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signature thereto and hereto were on the same instrument. This Agreement shall become effective upon Agent’s receipt of one or more counterparts hereof signed by Borrower.

12.9    Lender and Agent Not Fiduciaries. The relationship between Borrower, Agent and each Lender is solely that of debtor and creditor, and Agent and Lenders have no fiduciary or other special relationship with Borrower, and no term or provision of any of the Loan Documents shall be construed so as to deem the relationship between Borrower, Agent and Lenders to be other than that of debtor and creditor.

12.10    Accounting Principles. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be determined or made in accordance with GAAP consistently applied at the time in effect, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.

Total Agreement. This Agreement and the other Loan Documents, including the Exhibits and Schedules to them, is the entire agreement between the parties relating to the subject matter hereof, incorporates or rescinds all prior agreements and understandings between the parties hereto relating to the subject matter hereof, cannot be changed or terminated orally or by course of conduct, and shall be deemed effective as of the date it is accepted by Agent at the offices set forth above. The documents evidencing the Additional Credit Facility shall remain in full force and effect.

12.11    Litigation. TO THE FULLEST EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, BORROWER AGENT AND EACH LENDER HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY WAIVE ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND OR CLARIFY ANY RIGHT, POWER, REMEDY OR DEFENSE ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN, WHETHER SOUNDING IN TORT OR CONTRACT OR OTHERWISE, OR WITH RESPECT TO ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY; AND EACH AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A JUDGE AND NOT BEFORE A JURY. EACH OF BORROWER, AGENT AND ANY LENDER FURTHER WAIVES ANY RIGHT TO SEEK TO CONSOLIDATE ANY SUCH LITIGATION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER LITIGATION IN WHICH A JURY TRIAL CANNOT OR HAS NOT BEEN WAIVED. FURTHER, BORROWER HEREBY CERTIFIES THAT NO REPRESENTATIVE OF AGENT OR ANY LENDER NOR ANY AGENT’S OR LENDER’S COUNSEL HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT AGENT OR LENDER WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION. BORROWER ACKNOWLEDGES THAT THE PROVISIONS OF THIS SECTION ARE A MATERIAL INDUCEMENT TO LENDER’S ACCEPTANCE OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

The waiver and stipulations of the Borrower, Agent and each Lender in this Section 12.11 shall survive the final payment or performance of all of the Obligations of the Borrower and the resulting termination of this Agreement.

12.12    Incorporation of Exhibits. This Agreement, together with all Exhibits and Schedules hereto, constitute one document and agreement which is referred to herein by the use of the defined term “Agreement.” Such Exhibits and Schedules are incorporated herein as to fully set out in this Agreement. The definitions contained in any part of this Agreement shall apply to all parts of this Agreement.

12.13    Consent to Advertising and Publicity of Timeshare Documents. The Borrower hereby consents that Agent and each Lender may issue and disseminate to the public information describing the credit accommodation entered into pursuant to this Agreement, including the names and addresses of Borrower and any subsidiaries and Affiliates, the amount and a general description of the Borrower’s business.

12.14    Directly or Indirectly. Where any provision in the Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provisions shall be applicable whether such action is taken directly or indirectly by such Person.

12.15    Headings. Section headings have been inserted in the Agreement as a matter of convenience of reference only; such section headings are not a part of the Agreement and shall not be used in the interpretation of this Agreement.

12.16    Gender and Number. Words of any gender in this Agreement shall include each other gender and the singular shall mean the plural and vice versa where appropriate.

12.17    Revival and Reinstatement of Obligations. If the incurrence or payment of the Obligations by Borrower or the transfer to Agent or any Lender of any property should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors’ rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (collectively, a “Voidable Transfer”), and if any Lender is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that any Lender is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of such Lender related thereto, the liability of Borrower automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

12.18    Confidentiality. Agent and each Lender for itself and an Assignee of such lender, agrees that material, non-public information regarding Borrower, its operations, assets, and existing and contemplated Annual Operating Plans shall be treated by Agent and each Lender in a confidential manner, and shall not be disclosed by Agent or any Lender to Persons who are not parties to this Agreement, except: (a) to attorneys for and other advisors, accountants, auditors, and consultants to any Lender, (b) to Subsidiaries of Agent or any Lender and Agent or Lender affiliated entities (including the Bank Product Providers), provided that any such Subsidiary or affiliated entity shall have agreed to receive such information hereunder subject to the terms of this Section 12.19, (c) as may be required by statute, decision, or judicial or administrative order, rule, or regulation, (d) as may be agreed to in advance by Borrower or as requested or required by any Governmental Authority pursuant to any subpoena or other legal process, (e) as to any such information that is or becomes generally available to the public (other than as a result of prohibited disclosure by Agent or any Lender), (f) in connection with any assignment, prospective assignment, sale, prospective sale, participation or prospective participations, or pledge or prospective pledge of any Lender’s interest under this Agreement, provided that any such assignee, prospective assignee, purchaser, prospective purchaser, Participant, prospective participant, pledgee, or prospective pledgee shall have agreed in writing to receive such information hereunder subject to the terms of this Section, and (g) in connection with any litigation or other adversary proceeding involving parties hereto which such litigation or adversary proceeding involves claims related to the rights or duties of such parties under this Agreement or the other Loan Documents. The provisions of this Section 12.19 shall survive for 2 years after the payment in full of the Obligations. Anything contained herein or in any other Loan Document to the contrary notwithstanding, the obligations of confidentiality contained herein and therein, as they relate to the transactions contemplated hereby, shall not apply to the federal tax structure or federal tax treatment of such transactions, and each party hereto (and any employee, representative, of Agent or of any Lender or of any other party hereto) may disclose to any and all Persons, without limitation of any kind, the federal tax structure and federal tax treatment of such transactions (including all written materials related to such tax structure and tax treatment). The preceding sentence is intended to cause the transactions contemplated hereby to not be treated as having been offered under conditions of confidentiality for purposes of Section 1.6011-4(b)(3) (or any successor provision) of the Treasury Regulations promulgated under Section 6011 of the IRC, and shall be construed in a manner consistent with such purpose. In addition, each party hereto acknowledges that it has no proprietary or exclusive rights to the tax structure of the transactions contemplated hereby or any tax matter or tax idea related thereto.

Section 13-Agent

13.1    Authorization and Action. Each Lender hereby accepts the appointment of and irrevocably (but subject to Section 13.8) authorizes Agent to take such action as Agent on its behalf and to exercise such powers as are expressly delegated to Agent by the terms hereof, together with such powers as are reasonably incidental thereto. Agent shall not be required to take any action which exposes Agent to personal liability or which is contrary to this Agreement or applicable law. Agent agrees to give to each Lender prompt notice of each notice given to it by Borrower pursuant to the terms of this Agreement. The appointment and authority of Agent hereunder shall terminate upon the payment of the Obligations in full.

13.2    Nature of Agent’s Duties. Agent shall have no duties or responsibilities except those expressly set forth in this Agreement or in the other Loan Documents. The duties of Agent shall be mechanical and administrative in nature. Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender. Nothing in this Agreement or any of the Loan Documents, express or implied, is intended to or shall be construed to impose upon Agent any obligations in respect of this Agreement or any of the Loan Documents except as expressly set forth herein or therein. Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect to Borrower, whether coming into its possession before the date hereof or at any time or times thereafter (except as expressly set forth in this Agreement). If Agent seeks the consent or approval of Lenders, to the taking or refraining from taking any action hereunder, Agent shall send notice thereof to each Lender.

13.3    UCC Filings. Each of Borrower, Agent and Lender expressly recognizes and agrees that Agent shall be listed as the assignee or secured party of record on the various UCC filings required to be made hereunder in order to perfect the grant of a security interest in the Collateral herein for the benefit of Lenders, that such listing shall be for administrative convenience only in creating a single secured party to take certain actions hereunder on behalf of the holders of the Obligations, and that such listing will not affect in any way the status of such holders as the beneficial holders of such security interest. In addition, such listing shall impose no duties on Agent other than those expressly and specifically undertaken in accordance with this 0.

13.4    Agent’s Reliance, Etc. Neither Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as Agent under or in connection with this Agreement (including Agent’s servicing, administering or collecting Receivables) except for its or their own gross negligence or willful misconduct. Without limiting the foregoing, Agent: (i) may consult with legal counsel (including counsel for Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of Borrower or to inspect the property (including the books and records) of Borrower (except as otherwise expressly set forth in this Agreement); (iv) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency, or value of this Agreement, or any other instrument or document furnished pursuant hereto, or any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, the Loan Documents, or for any failure of Borrower or any of its Affiliates to perform its obligation under the Loan Documents; and (v) shall incur no liability under or in respect of this Agreement by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by telex or telecopier) believed by it to be genuine and to be or to have been signed or sent by the proper party or parties. Agent may, but shall not be required to, at any time request instructions from Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the other Loan Documents Agent is permitted or required to take or to grant, and Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Loan Documents until it shall have received such instructions from the requisite Lender, as applicable in accordance with this Agreement. Without limiting the foregoing, Lender shall not have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of the requisite Lender as applicable in accordance with this Agreement. Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation reasonably believed by it or them to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to Borrower), independent accountants and other experts selected by Agent.

13.5    Agent and Affiliates. To the extent that Agent or any of its Affiliates are or shall become Lenders hereunder, Agent or such Affiliate, in such capacity, shall have each and every right and power under this Agreement as would any other Lender hereunder (including the right to vote upon any matter upon which any of Lenders are entitled to vote) and, without exception, may exercise the same as though it were not an Agent. Agent and its Affiliates may engage in any kind of business with Borrower, any of its Affiliates and any Person who may do business with or own securities of Borrower or any of its Affiliates, all as if it were not an Agent hereunder and without any duty to account therefor to Lenders.

13.6    Credit Decision. Independently, and without reliance upon Agent, each Lender has, to the extent it deems appropriate, made and shall continue to make (a) its own independent investigation of the financial affairs and business affairs of Borrower in connection with any action or inaction with respect to the transactions contemplated herein, and (b) its own evaluation of the creditworthiness of Borrower and of the value of the Collateral, and, except as expressly provided in this Agreement, Agent has had and shall have no duty or responsibility to provide any Lender with any credit or other information with respect thereto. Agent shall not be responsible to any Lender for any recitals, statements, representation or warranties herein or in any document, certificate or other writing delivered in connection herewith (unless made by Agent) or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, priority or sufficiency of this Agreement (except with respect to Agent’s obligations hereunder) or the Loan Documents or the financial condition of Borrower or the value of the Collateral. Except as expressly herein provided with respect to its duties as agent, Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or the Loan Documents, the financial condition of Borrower, or the existence or possible existence of any Event of Default.

13.7    Indemnification. Each Lender agrees to indemnify Agent (to the extent not reimbursed by Borrower), ratably in accordance with each Lender’s Pro Rata Payment Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Agent in any way relating to or arising out of this Agreement or any action taken or omitted by Agent under this Agreement; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements resulting from Agent’s gross negligence or willful misconduct. Without limiting the generality of the foregoing, each Lender agrees to reimburse Agent (to the extent not reimbursed by Borrower) ratably in accordance with Lender’s Pro Rata Payment Percentage, promptly upon demand, for any out-of-pocket expenses (including reasonable counsel fees) incurred by Agent in connection with the administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of its rights or responsibilities under, this Agreement. The rights of Agent under this Section 13.7 shall survive the termination of this Agreement. For purposes of this paragraph, the term “Agent” shall include Agent, its affiliates and their respective officers, directors, employees and agents.

13.8    Successor Agent. Agent may resign at any time by giving thirty days notice thereof to Lenders and Borrower. Upon any such resignation Lenders, including WFF, shall have the right to appoint a successor Agent, and such resignation shall not be effective until such successor Agent is appointed and has accepted such appointment. If no successor Agent shall have been so appointed and accepted such appointment within seventy-five (75) days after Agent’s giving of notice of resignation, then Agent may, on behalf of Lenders, appoint a successor Agent, which successor Agent shall be experienced in the types of transactions contemplated by this Agreement. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from all further duties and obligations under this Agreement. After any retiring Agent’s resignation hereunder as Agent, the provisions of this 0 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

13.9    Duty of Care. Agent shall endeavor to exercise the same care in its administration of the Loan Documents as it exercises with respect to similar transactions in which it is involved and where no other co-lenders are involved; provided that the liability of Agent for failing to do so shall be limited as provided in the preceding paragraphs of this Section 13.

13.10    Delegation of Agency.

If at any time or times it shall be necessary or prudent in connection with the exercise or protection of Agent’s rights hereunder in order to conform to any law of any jurisdiction in which any of the Collateral shall be located, or Agent shall be advised by counsel that it is so necessary or prudent in the interest of Lenders, or Agent shall deem it necessary for its own protection in the performance of its duties hereunder Agent and, to the extent required by Agent, Borrower shall execute and deliver all instruments and agreements reasonably necessary or proper to constitute another bank or trust company, or one or more individuals approved by Agent (each an “Approved Delegate”), either to act as co-agent or co-agents or trustee of all or any of the Collateral, jointly with Agent originally named herein or any successor, or to act as separate agent or agents or trustee of any such Collateral. Every separate agent and every co-agent and every trustee, other than any agent which may be appointed as successor to Agent, shall, to the extent permitted by applicable law, be appointed to act and be such, subject to the following provisions and conditions, namely:

(i)    except as otherwise provided herein, all rights, remedies, powers, duties and obligations conferred upon, reserved or imposed upon Agent in respect of the custody, control and management of moneys, paper or securities shall be exercised solely by Agent hereunder;

(ii)    all rights, remedies, powers, duties and obligations conferred upon, reserved to or imposed upon Agent hereunder shall be conferred, reserved or imposed and exercised or performed by Agent except to the extent that the instrument appointing such separate agent or separate agents or co-agent or co-agents or trustee shall otherwise provide, and except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, Agent shall be incompetent or unqualified to perform such act or acts, in which event such rights, remedies, powers, duties and obligations shall be exercised and performed by such separate agents or co-agent or co-agents to the extent specifically directed in writing by Agent;

(iii)    no power given thereby to, or which it is provided hereby may be exercised by, any such separate agent or separate agents or co-agent or co-agents or trustee shall be exercised hereunder by such separate agent or separate agents or co-agent or co-agents or trustee except jointly with, or with the consent in writing of, anything herein contained to the contrary notwithstanding;

(iv)    no separate agent or co-agent or trustee constituted under this Section 13.10 shall be personally liable by reason of any act or omission of any other agent, separate agent, co-agent or trustee hereunder; and

(v)    Agent, at any time by an instrument in writing, executed by it, may accept the resignation of or remove any such separate agent or co-agent or trustee of Agent, and in that case, by an instrument in writing executed by Agent and Borrower (to the extent necessary or requested by Agent) jointly may appoint a successor to such separate agent or co-agent or trustee, as the case may be, anything therein contained to the contrary notwithstanding. In the event that Borrower shall not have joined in the execution of any such instrument with a Person or entity within ten (10) days after the receipt of a written request from Agent to do so, Agent, acting alone, may appoint a successor and may execute any instrument in connection therewith, and Borrower hereby irrevocably appoints Agent its agent and attorney to act for it in such connection in either of such contingencies.

In the event that Borrower shall not have joined in the execution of such instruments or agreements with any Approved Delegate within thirty (30) Business Days after the receipt of a written request from Agent to do so, Borrower hereby irrevocably appoints Agent as its agent and attorney to act for it under the foregoing provisions of this Section 13.10 in such contingency, it being understood that the power of attorney granted hereunder is coupled with an interest.

(b)    Agent may execute any of its duties under the Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel, and other specialists and advisors (including affiliates of such Agent) selected by it, concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any such agents, attorneys-in-fact, counsel and other specialists and advisors selected by it with reasonable care.

13.11    Agent’s Responsibilities.

(a)    Each subsequent holder of any Note by its acceptance thereof irrevocably joins in the designation of WFF as agent for Lenders as provided herein with the same force and effect as if it were an original Lender hereunder and signatory hereto. WFF hereby accepts such designation and appointment as agent. Agent, acting as such under the provisions of this Agreement, or under any other instrument or document delivered pursuant hereto, shall not be liable or responsible, directly or indirectly, for any action taken, or omitted to be taken, by it in good faith, nor shall Agent be liable or responsible for the consequences of any oversight or error of judgment on its part, but Agent shall only be liable or responsible for any loss suffered by any of Lenders hereunder provided such loss was caused by Agent’s gross negligence or willful misconduct. Agent shall not, by any action or inaction hereunder, be deemed to make any representation or warranty regarding the legality, legal effect or sufficiency of any act of Borrower in connection with, or under any of the provisions of, this Agreement, or any instrument or document delivered pursuant thereto, or the validity or enforceability of any instrument or document furnished to Agent pursuant to this Agreement. Agent shall have no liability or responsibility in connection with the collection or payment of any sums due to Lenders by Borrower, the sole responsibility of Agent being to account to Lenders only for monies actually received by it. Agent shall have no obligation to make any application of any funds received by it until such funds are immediately available at Agent’s office. Any monies received by Agent need not be segregated from other funds except to the extent required by law, and Agent shall not be liable for interest on any funds received by it. Agent shall not be charged with knowledge of any facts which would prohibit the making of any payment of monies in accordance with the provisions of this Agreement unless and until Agent shall have received written notice thereof at its office from Borrower or any Lender. The duties of Agent shall be mechanical and administrative in nature, Agent shall not, by reason of this Agreement, be deemed a fiduciary in respect of Lenders, and nothing in this Agreement shall impose upon Agent any obligations in respect of this Agreement except as expressly herein set forth.

(b)    Agent shall have the right to exercise all the rights granted to, and exercisable by, it under this Agreement and any instrument or document delivered pursuant to this Agreement, in such manner from time to time, as Agent in its sole discretion, shall deem proper.

(c)    Agent agrees to provide each Lender with notice (and copies of documents, as appropriate) of the any amendment waiver or modification of the terms of this Agreement entered in accordance with Section 0;

(d)    Except as otherwise provided in this Agreement, Agent shall be entitled, at its option, from time to time and at any time, to enter into any amendment of, or waive compliance with the terms of this Agreement without obtaining prior approval from any Lender, provided that, without the prior approval of each Lender in each instance, Agent may not take any of the following actions with respect to the Loan: (i) reduce the principal amount of any Loans; (ii) expressly change the advance rate; (iii) change the definition of Eligible Notes Receivable; (iv) decrease the Applicable Interest Rate; (v) extend the Final Maturity Date of the Loan; or (vi) release any material Collateral or any material third party obligor (except as expressly authorized by this Agreement in the normal course of Borrower’s business); Notwithstanding the foregoing, Agent may take any such actions referred to in such preceding sentences and each Lender shall be bound thereby with the consent of such Lenders (including Agent as a Lender for this purpose) whose total Pro Rata Payment Percentage is equal to or exceeds sixty-six and two-thirds percent (66 2/3%) of the outstanding principal balance of the Loan.

Notwithstanding the foregoing, in the event that a Lender does not consent to any of the amendments or waivers requiring sixty-six and two-thirds percent (66 2/3%) consent under the previous paragraph, then such Lender shall not be obligated to fund any additional Advances hereunder but it shall continue to receive its Pro Rata Payment Percentage of each repayment of principal and interest on the Loan in accordance with the terms of this Agreement and shall be repaid in full over a period not to exceed the then existing Final Maturity Date under the Loan. Furthermore, in the event a Lender does not consent to any amendment or waivers regarding: (i) reduction of the principal amount of any Loans; (ii) reduction of the Interest Rate; or (iii) any subordination or release of any material Collateral, except as set forth in this Agreement or the Loan Documents, then in any of such events any such modification shall be applicable only to new money advanced by Agent and such changes shall not be applicable in any way to the existing balance due under the Loan as of the date of such change. Notwithstanding anything to the contrary contained in this Section13.11(d), Agent may, in its sole and absolute discretion, require that the Lenders (including WFF) unanimously consent to the approval of any such action(s) referred to in this Section 13.11(d) before any such action(s) is taken. Borrower acknowledges and agrees that in the event that a Lender does not consent to any of the amendments or waivers requiring sixty-six and two-thirds percent (66 2/3%) consent under the previous paragraph and such Lender is not obligated to fund any additional Advances hereunder, the Commitment will be reduced by an amount equal to the amount of any unused portion of such Lender’s Commitment.

13.12    Power of Attorney. Each Lender does hereby irrevocably constitute and appoint Agent as its true and lawful agent and attorney-in-fact, with full power of substitution, for and in its name, place and stead, or otherwise, to (a) demand and receive from time to time any and all property, rights, titles, interests and liens hereby sold, assigned and transferred, or intended so to be, and to give receipts for same, (b) from time to time to institute and prosecute in Agent’s own name any and all proceedings at law, in equity, or otherwise, that Agent may deem proper in order to collect, assert or enforce any claim, right or title, of any kind, in and to the property, rights, titles, interests and liens hereby sold, assigned or transferred, or intended so to be, and to defend and compromise any and all actions, suits or proceedings in respect of any of the said property, rights, titles, interests and liens, and (c) generally to do all and any such acts and things in relation to the Loans, the Collateral and this Agreement as Agent shall in good faith deem advisable. Each Lender hereby declares that the appointment made and the powers granted pursuant to this Section 13.12 are coupled with an interest and are and shall be irrevocable by it in any manner, or for any reason, unless and until the repayment in full of the Obligation.

13.13    Ratification and Confirmation. Borrower hereby ratifies, confirms, assumes and agrees to be bound by all statements, covenants and agreements set forth in the this Agreement and the other Loan Documents. Borrower reaffirms, restates and incorporates by reference all of the covenants and agreements made in the Loan Documents as if the same were made as of this date. Borrower agrees to pay the Loan and all related expenses, as and when due and payable in accordance with this Agreement and the other Loan Documents, and to observe and perform the Obligations, and do all things necessary which are not prohibited by law to prevent the occurrence of any Event of Default. In addition, to further secure, and to evidence and confirm the securing of, the prompt and complete payment and performance by Borrower of the Loan and all of the Obligations, for value received, Borrower unconditionally and irrevocably assigns, pledges and grants to Agent, and hereby confirms or reaffirm the prior granting to Agent of, a continuing first priority Lien, mortgage and security interest in and to all of the Collateral, whether now existing or hereafter acquired. Also, as provided in the Loan Documents, the Loan is and shall be further secured by the Liens and security interests in favor of Agent in the properties and interests relating to Additional Eligible Resorts, which now or hereafter serve as collateral security for any Obligations. On the date hereof and thereafter upon satisfaction of the requirements for approval by Agent of Additional Eligible Resorts, Borrower shall record, or cause to be recorded, such mortgages, deeds of trust, deeds to secure debt, assignments, pledges, security agreements and UCC Financing Statements in the appropriate public records of the state in which each Resort is located to further evidence and perfect Agent’s Lien on the Collateral. Borrower agrees to deliver or cause to be delivered by its Affiliates, such mortgages, deeds of trust, deeds to secure debt, assignments, pledges, security agreements and UCC Financing Statements as Agent may deem necessary to further evidence and perfect Agent’s Lien on the Collateral.

13.14    Estoppel. The Loan constitutes valuable consideration to Borrower. This Agreement and the other Loan Documents and the Loan modifications and transactions provided for or contemplated hereunder or thereunder, shall in no way adversely affect the Lien or perfection or priority of any Lien of Agent as of the date hereof in and to any Collateral, and are not intended to constitute, and do not constitute or give rise to, any novation, cancellation or extinguishment of any of Borrower’s Obligations existing as of the Closing Date to Agent, or of any interests owned or held by Agent (and not previously released) in and to any of the Collateral; it being the intention of the parties that the transactions provided for or contemplated herein shall be effectuated without any interruption in the continuity of the value and consideration received by Borrower, and of the attachment, perfection, priority and continuation in favor of Agent in and to all Collateral and proceeds.

13.15    Participation Agreement. Nothing in this Section 13.15 shall affect or limit any Participant’s rights or any of the Agent’s obligations under each Participant’s respective participation agreement with the Agent.

13.16    Withholding Taxes.

(a)    If any Lender is a “foreign person” within the meaning of the IRC and such Lender claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the IRC, such Lender agrees with and in favor of Agent and Borrower, to deliver to Agent and Borrower:

(i)    if such Lender claims an exemption from withholding tax pursuant to its portfolio interest exception, (A) a statement of the Lender, signed under penalty of perjury, that it is not a (I) a “bank” as described in Section 881(c)(3)(A) of the IRC, (II) a 10% shareholder of Borrower (within the meaning of Section 871(h)(3)(B) of the IRC), or (III) a controlled foreign corporation related to Borrower within the meaning of Section 864(d)(4) of the IRC, and (B) a properly completed and executed IRS Form W-8BEN, before the first payment of any interest under this Agreement and at any other time reasonably requested by Agent or Borrower;

(ii)    if such Lender claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed and executed IRS Form W-8BEN before the first payment of any interest under this Agreement and at any other time reasonably requested by Agent or Borrower;

(iii)    if such Lender claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed and executed copies of IRS Form W-8ECI before the first payment of any interest is due under this Agreement and at any other time reasonably requested by Agent or Borrower; and

(iv)    such other form or forms as may be required under the IRC or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Such Lender agrees promptly to notify Agent and Borrower of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

(b)    If any Lender claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form W-8BEN and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Borrower to such Lender, such Lender agrees to notify Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of Borrower to such Lender. To the extent of such percentage amount, Agent will treat such Lender’s IRS Form W-8BEN as no longer valid.

(c)    If any Lender is entitled to a reduction in the applicable withholding tax, Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to Agent, then Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

(d)    If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify and hold Agent harmless for all amounts paid, directly or indirectly, by Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to Agent under this Section, together with all costs and expenses (including attorneys fees and expenses). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of Agent.

(e)    All payments made by Borrower hereunder or under any note will be made without setoff, counterclaim, or other defense, except as required by Applicable Laws other than for Taxes (as defined below). All such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction (other than the United States) or by any political subdivision or taxing authority thereof or therein (other than of the United States) with respect to such payments (but excluding, any tax imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein (i) measured by or based on the net income or net profits of a Lender, or (ii) to the extent that such tax results from a change in the circumstances of the Lender, including a change in the residence, place of organization, or principal place of business of the Lender, or a change in the branch or lending office of the Lender participating in the transactions set forth herein) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as “Taxes”). If any Taxes are so levied or imposed, Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every pay-ment of all amounts due under this Agreement or under any note, including any amount paid pursuant to this Section 13.16(e) after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein; provided, however, that Borrower shall not be required to increase any such amounts payable to Agent or any Lender (i) that is not organized under the laws of the United States, if such Person fails to comply with the other requirements of this Section 13.16, or (ii) if the increase in such amount payable results from Agent’s or such Lender’s own willful mis-conduct or gross negligence. Borrower will furnish to Agent as promptly as possible after the date the payment of any Taxes is due pursuant to Applicable Laws certified copies of tax receipts evidencing such payment by Borrower.

13.17    Agent in Individual Capacity. WFF and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in, and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with Borrower and its Subsidiaries and Affiliates and any other Person party to any Loan Documents as though WFF were not Agent hereunder, and, in each case, without notice to or consent of the other Lenders. The other Lenders acknowledge that, pursuant to such activities, WFF or its Affiliates may receive information regarding Borrower or its Affiliates and any other Person party to any Loan Documents that is subject to confidentiality obligations in favor of Borrower or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver Agent will use its reasonable best efforts to obtain), Agent shall not be under any obligation to provide such information to them. The terms “Lender” and “Lenders” include WFF in its individual capacity.

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IN WITNESS WHEREOF, Borrower and Lender have caused this Agreement to be duly executed and delivered effective as of the date first above written.

BORROWER:

SILVERLEAF RESORTS, INC., a Texas corporation

/s/ PATRICIA K. DOREY	By:	/s/ HARRY J. WHITE, JR.

Name: Harry J. White, Jr. Title: Chief Financial Officer

STATE OF TEXAS	)
	)	ss:
COUNTY OF DALLAS	)

The foregoing instrument was acknowledged before me this 16th day of December, 2005 by Harry J. White, Jr., Chief Financial Officer of Silverleaf Resorts, Inc., a Texas corporation, on behalf of the Corporation.

By:	/s/ KIM W. MURDOCK

Notary Public My Commission Expires:

LENDER:

WELLS FARGO FOOTHILL, INC., a California corporation

/s/	By:	/s/ RUSSELL BONDER

Name: Russell Bonder Title: Senior Vice President

STATE OF GEORGIA	)
	)	ss:
COUNTY OF FULTON	)

The foregoing instrument was acknowledged before me this 16th day of December, 2005 by _Russell Bonder_____________, ___SVP_________________ of WELLS FARGO FOOTHILL, INC., a California corporation, on behalf of the corporation.

By:	/s/ PRECIOUS E. ATKINSON

Commissioner of the Superior Court Notary Public My Commission Expires: April 13, 2006

AGENT:

WELLS FARGO FOOTHILL, INC., a California corporation, as Agent

/s/	By:	/s/ RUSSELL BONDER

Name: Russell Bonder Title: Senior Vice President

STATE OF GEORGIA	)
	)	ss:
COUNTY OF FULTON	)

The foregoing instrument was acknowledged before me this 16th day of December, 2005 by __Russell Bonder_____________________, ____SVP________________ of WELLS FARGO FOOTHILL, INC., a California corporation, on behalf of the corporation.

By:	/s/ PRECIOUS E. ATKINSON

Commissioner of the Superior Court Notary Public My Commission Expires: April 13, 2006

List of Schedules and Exhibits Attached to Agreement and Not Filed Herewith:

SCHEDULES:
Schedule 1.0-Identification of Lenders and Their Respective Pro Rata Percentage
Schedule 1.1(c)-List of Resort Declarations
Schedule 1.1(d)(i)- List of CapitalSource Finance, LLC Documents
Schedule 1.1(d)(ii)- List of Resort Funding, LLC Documents
Schedule 1.1(d)(iii)- List of Textron Financial Corporation Documents
Schedule 1.1 (e)-List of Timeshare Owner Associations
Schedule 2.7(b)-List of Borrower’s Executive Management
Schedule 5.2-List of Interval Recording Offices
Schedule 6.5-Liens
Schedule 6.7-Pending Material Litigation
Schedule 6.9-List of Environmental Matters
Schedule 6.14-Restrictions on Borrower Re Indebtedness or Compliance
Schedule 6.19-List of Time Share Documents
Schedule 6.23-Inventory Control Procedures

EXHIBITS
Exhibit A-Borrowing Base Report
Exhibit B-Mortgage, Deed of Trust, Deed to Secure Debt, Assignment of Beneficial Interest or other Security Instrument
Exhibit C-Borrower’s Certificate and Request for Advance
Exhibit D-Officer’s Certificate